UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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TALEN ENERGY CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

Place: Virtual Meeting at www.virtualshareholdermeeting.com/TLN2025	Date and Time: May 7, 2025 1:00 PM Central Daylight Time	Record Date: Close of business on March 19, 2025

To the Stockholders of Talen Energy Corporation:
The 2025 Annual Meeting of Stockholders (the "Annual Meeting”) of Talen Energy Corporation (the “Company” or “our”) will be held for the following purposes:

(1) Elect the nominees identified in the accompanying proxy statement (the “Proxy Statement”) to serve as directors of the Company until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified.

(2) Approve, on a non-binding advisory basis, the compensation of our named executive officers.
(3) Approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.
(4) Approve our 2025 Employee Stock Purchase Plan.
(5) Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025.

Additionally, if needed, our stockholders may act upon any other matters that may properly come before the Annual Meeting (including a proposal to adjourn the meeting to solicit additional proxies) or any reconvened meeting after an adjournment or postponement of the meeting.
To be admitted to the Annual Meeting, enter the voting control number found on your proxy card. You can find detailed instructions beginning on page 38 of the Proxy Statement.

March 19, 2025	By Order of the Board of Directors, John C. Wander, General Counsel & Corporate Secretary

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES PROMPTLY. AVAILABLE VOTING METHODS INCLUDE:

Internet Visit the website shown on the proxy card (www.proxyvote.com) and follow the instructions at that website at any time prior to 11:59 PM Eastern Time on May 6, 2025.	Telephone Call the toll-free number shown on the proxy card (1-800-690-6903) and follow the instructions at any time prior to 11:59 PM Eastern Time on May 6, 2025.
Mail
If you receive a paper copy, complete, sign, and date the proxy card and return it in the prepaid envelope. Your proxy card must be received by the Company before voting closes during the Annual Meeting.
During the Meeting If you are a stockholder of record on the record date, you may attend the Annual Meeting via the Internet and vote during the meeting.

Beginning on or about March 19, 2025, the Company mailed the Notice of 2025 Annual Meeting of Stockholders, Proxy Statement, and form proxy card for the Annual Meeting, as well as its 2024 Annual Report to Stockholders (the “Annual Report”). The Proxy Statement and the Annual Report are available at www.proxyvote.com.

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GENERAL INFORMATION
Important Notice Regarding the Availability of Materials for the 2025 Annual Meeting
The Proxy Statement and Annual Report are available at www.proxyvote.com.
Our Business
Talen is a leading independent power producer and energy infrastructure company dedicated to powering the future. We own and operate approximately 10.7 gigawatts of power infrastructure in the United States, including 2.2 gigawatts of nuclear power and a significant dispatchable generation fleet. We produce and sell electricity, capacity, and ancillary services into wholesale U.S. power markets, with our generation fleet principally located in the Mid-Atlantic. Our team is committed to generating power safely and reliably, delivering the most value per megawatt produced and driving the energy transition. Talen is also powering the digital infrastructure revolution. We are well-positioned to capture this significant growth opportunity, as data centers serving artificial intelligence increasingly demand more reliable, clean power. Talen is headquartered in Houston, Texas.
References to Talen
As used in this Proxy Statement, the terms “Talen,” the “Company,” “we,” “us,” and “our” refer to Talen Energy Corporation.
Cautionary Note Regarding Forward-Looking Information
This Proxy Statement contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements concerning expectations, beliefs, plans, objectives, goals, strategies, and (or) future performance or other events, as well as underlying assumptions and other statements, that are not statements of historical fact are forward-looking statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “target,” “project,” “forecast,” “seek,” “will,” “may,” “should,” “could,” “would,” or similar expressions. Although we believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, there can be no assurance that these expectations and assumptions will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including but not limited to those discussed in the sections entitled “Cautionary Note Regarding Forward-Looking Information” and “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.
We operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained herein. These statements are inherently uncertain, and readers are cautioned not to unduly rely on these statements. The forward-looking statements made in this Proxy Statement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect new information, actual results, revised expectations, or the occurrence of unanticipated events, except as required by law.
Non-GAAP Financial Measures
We refer in this Proxy Statement to Adjusted EBITDA and Adjusted Free Cash Flow, which are not financial measures prepared under U.S. Generally Accepted Accounting Principles (“GAAP”). Non-GAAP measures are not intended to replace the most comparable GAAP measures. Management cautions readers not to place undue reliance on these non-GAAP financial measures, but to also consider them along with their most directly comparable GAAP financial measures. See Appendix A to this Proxy Statement for definitions and reconciliations of these non-GAAP financial measures.
Incorporation by Reference
To the extent that this Proxy Statement is incorporated by reference into any other filing we make with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or accessible from our website is not, and shall not be deemed to be, incorporated by reference into this Proxy Statement or any other filings with the SEC.

PROPOSAL 1: ELECTION OF DIRECTORS
The Board recommends that you vote “FOR” each of the director nominees.
Our Board of Directors (the “Board”), acting on the recommendation of our Nominating and Corporate Governance Committee (the “Nominating and Governance Committee”), has nominated the individuals named below for election as directors until the 2026 annual meeting of stockholders (the “2026 Annual Meeting”). Each nominee is currently a director. Our Board recommends that the nominees below be elected as directors at the Annual Meeting.
Director Nominees to Serve Until the 2026 Annual Meeting

Stephen Schaefer	Chairman & Independent Director
Age: 61 Director Since: 2023 Chairman of the Board
Mr. Schaefer has served as the Chairman of our Board since May 2023. Since December 2018 and September 2020, respectively, Mr. Schaefer has served on the boards of directors of GenOn Holdings Inc. (where he also served as Chairman of the board of directors until May 2023) and Just Energy Group, Inc. (where he also served as Chairman of the Audit Committee and as a member of the Risk and Compensation Committees until December 2022). Mr. Schaefer also served on the board of directors of TexGen Power LLC (where he also served as Chairman of the board of directors) from May 2018 until the sale of the company in February 2024 and the board of directors of Alpine Summit Energy Partners (where he also served as Chairman of the Audit Committee and a member of the Reserves and Compensation Committees) from September 2021 until the sale of the company in November 2023. Mr. Schaefer has been actively involved in the deregulated natural gas and electricity markets since 1993. He was a Partner with Riverstone, a private equity firm focused on energy investing, from 2004 to 2015. While at Riverstone, he served on two of its investment committees and was primarily responsible for conventional power and renewable energy investments. Prior to joining Riverstone, Mr. Schaefer served as a Managing Director with Huron Consulting Group, where he founded and headed its Energy Practice. From 1998 to 2003, he served as a Managing Director and Vice President with Duke Energy North America. Mr. Schaefer earned his B.S., magna cum laude, in Finance and Accounting from Northeastern University in 1987 and is a Chartered Financial Analyst.

We believe that Mr. Schaefer’s extensive industry experience makes him well-qualified to serve on our Board of Directors.

Mark “Mac” McFarland	President, Chief Executive Officer & Director
Age: 55 Director Since: 2023 President and CEO
Mr. McFarland has served as the Chief Executive Officer and a Director of the Company since May 2023. Mr. McFarland oversees all aspects of the Company’s long-term strategy and overall performance including leadership of its wholesale power generation business, commercial operations, and its strategic growth initiatives. From October 2020 until May 2023, he served as President, Chief Executive Officer and a director of California Resources Corporation (“CRC”), an independent energy and carbon management company committed to energy transition, where he continues to serve on the board of directors and as the Chairman of Carbon TerraVault, a wholly owned subsidiary of CRC. Prior to his roles with CRC, Mr. McFarland served as Executive Chairman of GenOn Energy, an independent power producer, where he also served as President and Chief Executive Officer from April 2017 to December 2018 and continued as a member of the board of directors until September 2022. From 2013 to 2016, he served as Chief Executive Officer of Luminant Holding Company LLC (“Luminant”), a subsidiary of Energy Future Holdings Corporation (“EFH”), a large independent power producer and, from 2008 to 2013, served as both Chief Commercial Officer of Luminant and Executive Vice President, Corporate Development and Strategy of EFH. From 1999 to 2008, Mr. McFarland served in various roles at Exelon Corporation, including as Senior Vice President, Corporate Development. Mr. McFarland currently serves on the board of directors of the Nuclear Energy Institute, and previously served on the boards of directors of TerraForm Power, Bruin E&P Partners, and Chaparral Energy. Mr. McFarland earned his M.B.A. from the University of Delaware and his B.S. in Civil Engineering (Environmental Concentration) from Virginia Polytechnic Institute and State University. He received a professional engineer license in 1995 and has completed the MIT Reactor Technology Course for Utility Executives.
We believe that Mr. McFarland’s extensive industry experience makes him well-qualified to serve on our Board of Directors

Gizman Abbas	Independent Director
Age: 52 Director Since: 2023 Committees: •Nominating and Governance (Chair) •Audit •Risk Oversight
Mr. Abbas has served as a Director since May 2023. Mr. Abbas has nearly 30 years of energy and investment experience. He has served on the board of directors of Prairie Operating Company, including as Chairman of the Audit Committee and as a member of the Compensation Committee, since May 2023, as Founding Principal of Direct Invest Development since December 2014, and on the board of directors of the New York Independent System Operator, including as Chairman of the Commerce & Compensation Committee and as a member of the Reliability & Markets Committee, since April 2021. Mr. Abbas served on the boards of directors of Crown Electrokinetics, including as Chairman of the Compensation Committee and as a member of the Audit and Governance Committees, from March 2021 to December 2022, Aranjin Resources Ltd., including as an Audit Committee Member from May 2016 to December 2020, KLR Energy Acquisition Corporation, including as Chairman of the Compensation Committee and a member of the Audit Committee, from January 2016 to May 2017, and Handeni Gold, including as an Audit Committee Member, from February 2012 to July 2017. Previously, Mr. Abbas was a founding Partner of the commodity investment business at Apollo Global Management, a Vice President at Goldman Sachs, an investment associate at Morgan Stanley, a Senior Project Engineer on oil and gas construction projects for Exxon Mobil Corporation, and a Co-Op Power Engineer at Southern Company. Mr. Abbas earned his B.S. in Electrical Engineering from Auburn University and his M.B.A. from Northwestern University’s Kellogg School of Business.
We believe that Mr. Abbas’ executive, financial and investment experience makes him well-qualified to serve on our Board of Directors.

Anthony Horton	Independent Director
Age: 64 Director Since: 2023 Committees: •Compensation (Chair) •Audit
Mr. Horton has served as a Director since May 2023. Since March 2018, November 2021 and February 2023, respectively, Mr. Horton has served as Chief Executive Officer of AR Horton Advisors, Lead Independent Director for Team, Inc., and Independent Director for Equiniti Trust Company. Additionally, Mr. Horton served as an Independent Director of U.S. Renal Care from January 2023 to February 2024, Travelport GDS, UK from March 2020 to December 2023, Neiman Marcus’ Mariposa Holdings from April 2020 to September 2020, Seadrill Partners from January 2020 to May 2021, and Arena Energy from March 2020 to September 2020, among others, and served as Independent Director and Chairman of the board of directors of NanoLumens from May 2017 to May 2020. Mr. Horton has more than 25 years of energy and technology experience, including having served as Executive Vice President and CFO at EFH and as Senior Director of Corporate and Public Policy at TXU Energy. He also has experience serving on various boards of directors and committees of companies involved in turnarounds and restructuring matters. Mr. Horton earned his Master’s of Professional Accounting and Finance from the University of Texas at Dallas/Arlington and his B.B.A. in Economics and Management from the University of Texas at Arlington. He is a CPA, Chartered Financial Analyst, Certified Management Accountant, and Certified Financial Manager.
We believe that Mr. Horton’s extensive financial and business expertise, including a diversified background of both senior leadership and director roles of public and private companies, makes him well-qualified to serve on our Board of Directors.

Karen Hyde	Independent Director
Age: 63 Director Since: 2023 Committees: •Audit (Chair) •Compensation
Ms. Hyde has served as a Director since May 2023. Until her retirement in 2022, Ms. Hyde served as Senior Vice President, Chief Compliance & Ethics Officer, Chief Audit Executive, and Chief Risk Officer of Xcel Energy. Across her 30 years with Xcel Energy, she served in various roles with increasing responsibility, including roles in rates and regulatory affairs, resource planning and acquisition, and risk management. She was also responsible for forecasting and production cost, expansion plan modeling, and evaluating the effectiveness of compliance programs and control frameworks. Ms. Hyde spent approximately a decade negotiating structured power purchase arrangements, including Xcel Energy’s initial renewable energy contracts, and was responsible for renewable energy compliance. Prior to joining Xcel Energy, she was a lead nuclear engineer as a civilian employee of the U.S. Department of Defense, where she was responsible for overhauling submarine reactors. Since 2013, Ms. Hyde has served with Volunteers of America CO Branch, including as Treasurer, on the board of directors, and as Chair of the Audit Committee. Ms. Hyde earned her M.S. in Mineral Economics from the Colorado School of Mines and her B.S. in Metallurgical Engineering from Lafayette College. Ms. Hyde is a certified Internal Auditor and holds Certification in Risk Management Assurance from the Institute of Internal Auditors.
We believe that Ms. Hyde’s extensive industry, regulatory and risk management experience makes her well-qualified to serve on our Board of Directors.

Joseph Nigro	Independent Director
Age: 60 Director Since: 2023 Committees: •Risk Oversight (Chair) •Nominating and Governance
Mr. Nigro has served as a Director since May 2023. Mr. Nigro has served both as senior advisor to Blackstone Inc.’s energy transition group and on the board of directors of Kindle Energy LLC since July 2023. Mr. Nigro previously served as an advisor to the Exelon Chief Executive Officer until March 2023 after having served as Exelon’s Chief Financial Officer from May 2018 to October 2022. He was also a member of Exelon’s Executive Committee and the Chair of its Corporate Investment Committee. Prior to that, Mr. Nigro served as Chief Executive Officer of Constellation Energy, an Exelon operating division, from 2013 to 2018, after serving as its Senior Vice President of Portfolio Strategy. Before joining Constellation, he was the Senior Vice President of Portfolio Management and Strategy for the Exelon Power Team, where he also led the merger integration for the Exelon Power Team wholesale trading and marketing organization with Constellation. Mr. Nigro started his career with PECO Energy, now an Exelon company, in 1996 and also spent seven years prior with Phibro Energy, Inc., an independent oil trading and refining company. Mr. Nigro earned his Bachelor’s Degree in Economics from the University of Connecticut. He has also completed the Exelon Leadership Institute Program through the Northwestern University Kellogg School of Management, the University of Chicago Executive Development Program, and the MIT Reactor Technology Course for Utility Executives. Mr. Nigro also previously served on the boards of directors for the Chicago Public Library and the National Aquarium in Baltimore, as well as the Advisory Board for FM Global Mutual Insurance Company – Philadelphia/Washington region.
We believe that Mr. Nigro’s extensive industry experience makes him well-qualified to serve on our Board of Directors.

Christine Benson Schwartzstein	Independent Director
Age: 44 Director Since: 2023 Committees: •Nominating and Governance •Risk Oversight
Ms. Benson has served as a Director since May 2023. She has served on the boards of directors of Delek US Holdings, Inc. (where she also serves as a member of the Environmental, Health and Safety and Technology Committees) since January 2024, Just Energy (U.S.) Corp. since February 2024, and Apollo Infrastructure Company (where she also serves as a member of the Audit Committee) since October 2023. Ms. Benson previously served as a member of Orion Infrastructure Capital’s (“OIC”) Senior Advisory Board after retiring as a Managing Director and Investment Principal in 2022. Before joining OIC, she spent 17 years in various roles at Goldman Sachs, most recently as a Managing Director in the Financing Group on the Structured Finance and Risk Management team in the Investment Banking Division, where she was responsible for the firm’s commodity structured finance efforts within Investment Banking. Prior to that, Ms. Benson was a Managing Director on the Energy Sales and Structuring teams in the Securities Division. She began her career at Goldman Sachs in 2004 as an analyst on the Energy team. Ms. Benson earned her A.B. in Earth and Planetary Sciences, magna cum laude, from Harvard University.
We believe that Ms. Benson’s extensive industry and financial and risk management experience makes her well-qualified to serve on our Board of Directors.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board of Directors
Our Board currently consists of seven members. The number of members of the Board will be determined from time to time by resolution of the Board. The Board consists of a single class, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal.
In evaluating director candidates, the Board assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills, and expertise that are likely to enhance the Board’s ability to manage and direct the Company’s affairs and business, including, when applicable, to enhance the ability of the committees of the Board to fulfill their duties.
Director Selection and Criteria
The Board has overall responsibility for the selection of candidates for nomination or appointment to the Board. The Nominating and Governance Committee recommends director candidates to the Board for nomination or appointment. The Board’s policy is to encourage selection of directors who will contribute to the Company’s overall corporate goals. The Board and the Nominating and Governance Committee annually review the experience and characteristics appropriate for Board members and director candidates in light of the Board’s composition at the time and the skills and expertise needed for effective operation of the Board and its committees.
The director criteria the Board considers, based on the recommendations of the Nominating and Governance Committee, include:
•Ethics: Directors should be persons of good reputation and character who conduct themselves in accordance with high personal and professional ethical standards, including the policies set forth in the Company’s Code of Business Conduct and Ethics.
•Conflicts of Interest: Each director should not, by reason of any other position, activity, or relationship, be subject to any conflict of interest that would impair the director’s ability to fulfill the responsibilities of a member of the Board.
•Independence: The Board will consider whether directors and nominees will be considered independent under the listing standards of the Nasdaq Global Select Market (“Nasdaq”) and the heightened independence standards for audit committees and compensation committees under securities laws.

•Business and Professional Activities: Directors should maintain a professional life active enough to keep them in contact with the markets and/or the industry in which the Company is active. A significant position or title change will be seen as a reason to review a director’s membership on the Board.
•Experience, Qualification, and Skills: Directors should have the educational background, experience, qualifications, and skills relevant for effective management and oversight of the Company’s management, which may include experience at senior executive levels in comparable companies, public service, professional service firms, or educational institutions.
•Time / Participation: Directors should have the time and willingness to carry out their duties and responsibilities effectively, including time to study informational and background materials and to prepare for meetings. Directors should attempt to arrange their schedules to allow them to attend all scheduled Board and committee meetings. The Board will consider the participation in and contributions to the activities of the Board for any director recommended for renomination.
•Board Evaluation: The Board will consider the results of the annual Board evaluation in its Board refreshment strategy.
•Overboarding: Accepting a directorship with another company that the director did not hold when elected or appointed to the Board will be seen as a reason to review a director’s membership on the Board.
•Diversity: The Board believes that diversity, including with respect to age, gender, sexual orientation, ethnicity, tenure, skills, and experience, brings a variety of viewpoints to the Board that is important to the effectiveness of the Board’s oversight of the Company. The Nominating and Governance Committee, and any search firm that it engages, include women and minority candidates in the pool from which the Nominating and Governance Committee recommends director candidates.
•Tenure / Retirement: The Board does not believe that there should be a fixed term for directors but will consider each director’s tenure and the average tenure of the Board.
Stockholder Recommendations for Board Nominees
The Nominating and Governance Committee evaluates director candidates recommended by stockholders in the same way it evaluates candidates recommended by all other persons. Stockholders wishing to submit recommendations for director candidates for consideration by the Nominating and Governance Committee must provide the information specified in the Company’s Second Amended and Restated Bylaws (the “Bylaws”) to the Company’s Corporate Secretary at Talen Energy Corporation, 2929 Allen Pkwy, Suite 2200, Houston, Texas 77019 within the time period specified in the Bylaws.
Director Independence
Our Board has determined that each of Messrs. Schaefer, Abbas, Horton, and Nigro and Mses. Hyde and Benson qualify as “independent” as defined under the listing standards of Nasdaq.
Meetings and Executive Sessions of the Board and Committees
Directors are expected to attend the annual meeting of stockholders and all or substantially all meetings of the Board and the committees on which they serve. The Board held four scheduled meetings in 2024 and seven additional formal, unscheduled meetings throughout the year. In 2024, each director attended 100% of the scheduled meetings of the Board and committees on which they served and at least 85% of the total number of meetings of the Board and committees on which they served. Throughout 2024, the Board periodically held additional informal calls as a group with management.
Our independent directors are provided the opportunity to meet in executive sessions at each regularly scheduled meeting of the Board. Additionally, the rules of Nasdaq require that independent directors of a listed company must have regularly scheduled meetings at which only independent directors are present, or “executive sessions.” The Company’s independent directors met separately in executive sessions four times during 2024. Mr. Schaefer presided over the executive sessions of independent directors.

Committees of the Board
The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Risk Oversight Committee. The composition and responsibilities of each of the standing committees are described below. Our Board may also establish other committees as it deems necessary or appropriate from time to time.
Membership, Independence, and Qualifications
Members of each committee are recommended by the Nominating and Governance Committee, except for members of the Nominating and Governance Committee, which are recommended by the Chairman of the Board. Committee members are elected by the Board following the annual meeting of stockholders to serve for one-year terms. The following table reflects the members of our current committees:

Director	Independent	Audit	Compensation	Nominating and Governance	Risk Oversight
Stephen Schaefer	C
Mark “Mac” McFarland
Gizman Abbas	●	●	●	C
Anthony Horton	●	●	C		●
Karen Hyde ✱	●	C	●
Joseph Nigro	●			●	C
Christine Benson Schwartzstein	●			●	●
Number of 2024 Meetings		5	6	4	4
________________
C    Chair
●    Member
✱    Financial Expert
Audit Committee
Our Audit Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. The primary purpose of our Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control, and financial statement audits and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:
•appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;
•reviewing with our independent registered public accounting firm the scope and results of their audit;
•approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;
•overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•reviewing our policies on risk assessment and risk management;
•reviewing related person transactions; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters.
Our Board has determined that each member of our Audit Committee satisfies the independence requirements under the listing standards of Nasdaq and Rule 10A-3(b)(1) promulgated under the Exchange Act. Our Board has determined that Ms. Hyde is an “audit committee financial expert” within the meaning of SEC regulations and that each member of our Audit Committee is financially sophisticated in accordance with applicable requirements. In arriving at these determinations, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment.
Compensation Committee
Our Compensation Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans, and programs and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:
•reviewing and approving the corporate goals and objectives, evaluating the performance of, and reviewing and approving (either alone, or if directed by the Board, in connection with a majority of the independent members of the Board) the compensation of our Chief Executive Officer;
•reviewing and setting, or making recommendations to our Board regarding, the compensation of our other executive officers;
•reviewing and approving, or making recommendations to our Board regarding, our incentive compensation and equity-based plans and arrangements;
•making recommendations to our Board regarding the compensation of our directors; and
•appointing and overseeing any compensation consultants.
Our Board has determined that each member of our Compensation Committee is independent under the listing standards of Nasdaq and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. Specific responsibilities of our Nominating and Governance Committee include:
•identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;
•periodically reviewing our Board’s leadership structure and recommending any proposed changes to our Board, including recommending to our Board the nominees for election to our Board at annual meetings of our stockholders;
•overseeing an annual evaluation of the effectiveness of our Board and its committees; and
•developing and recommending to our Board a set of corporate governance guidelines.
Our Board has determined that each member of our Nominating and Governance Committee is independent under the listing standards of Nasdaq.
Risk Oversight Committee
The primary purpose of our Risk Oversight Committee is to discharge the responsibilities of our Board in overseeing management’s process for the identification, evaluation, and management of the key factors with the potential to have a material impact on our enterprise risk, our risk related to commodity prices, commercial transactions, and trading, risks related to the operation of our power generation assets (including nuclear and fossil operations generally), and our management of our insurance programs and investment policies.
Specific responsibilities of our Risk Oversight Committee include:
•at least annually, to review and discuss with management our enterprise risk assessment and management’s process for the identification, evaluation, and management of enterprise risk;

•to review and discuss reports from management and provide feedback on credit, market, and liquidity risks we face, the exposures in each category, significant concentrations within those risk categories, the metrics used to monitor the exposures, and management’s views on the acceptable and appropriate levels of those risk exposures; and
•to review any policies that we may have from time to time addressing regulatory matters.
While we continue to maintain an internal risk management committee of senior management to monitor, measure, and manage risks in accordance with our risk policy, we have also established this independent Risk Oversight Committee of the Board in order to make this a key strategic priority.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Corporate Governance
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Our Code of Ethics is available under the Governance section of our Investor Relations website at https://ir.talenenergy.com/. In addition, we post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Ethics. This reference to our website address does not constitute incorporation by reference of the information contained at or available through our website and you should not consider such information to be a part of this Proxy Statement.
Insider Trading Policy; Prohibition on Hedging
Our Insider Trading Policy is designed to inform, educate, and create reasonable processes to prevent the Company and its directors, officers, employees, and other specified persons from insider trading violations and the appearance of any related improper conduct. Additionally, we believe that our Insider Trading Policy further aligns our executives’ interests with those of our stockholders. The policy prohibits all directors, officers, and employees of the Company and its subsidiaries from engaging in the trading of our securities on the basis of material nonpublic information, establishes regular blackout periods when directors, officers, and other specified persons are prohibited from trading in our securities, and requires legal compliance for any insider trading plans intended to rely on the affirmative defense against insider trading liability in accordance with Rule 10b5-1 under the Exchange Act. Our Insider Trading Policy generally prohibits our employees (including officers) and directors from engaging in any form of hedging transaction involving our securities. Our Insider Trading Policy addresses short sales and transactions involving publicly traded options and prohibits such individuals from holding our securities in margin accounts and from pledging our securities as collateral for loans.
Risk Oversight
We manage the commodity price, counterparty credit, and commodity-related operational risk related to the competitive energy business within limitations established by senior management and in accordance with overall risk management policies. Market risks are monitored by our Risk Oversight Committee and risk management committee utilizing defined practices and analytical methodologies. These techniques measure the risk of change in value of the portfolio of contracts and the hypothetical effect on this value from changes in market conditions and include, but are not limited to, position reporting and review and stress test scenarios. Key risk control activities include, but are not limited to, transaction review and approval (including credit review), operational and market risk measurement, transaction authority oversight, validation of transaction capture, market price validation and reporting, and portfolio valuation and reporting, including mark-to-market valuation and other risk measurement metrics.

Cybersecurity
We maintain policies and controls designed to identify, assess, manage, mitigate, protect against, and respond to cybersecurity threats. Our cybersecurity risk management strategy is established by management and is implemented by our IT professionals and the business units in which potential threats may occur. The Audit Committee oversees our cybersecurity risk exposures and the steps taken by management to monitor and mitigate cybersecurity risks. Periodic reports are given by senior management to the Audit Committee about material cyber events and our risk mitigation efforts. For more information regarding cybersecurity matters, please refer to “Item 1C. Cybersecurity” in the Annual Report.
Certain Relationships and Related Party Transactions
The descriptions set forth below are qualified in their entirety by reference to the applicable agreements.
Review, Approval, or Ratification of Transactions with Related Persons
Our Board has adopted a written related party transactions policy pursuant to which we review any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which the Company is or will be a participant, in which the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year and any of the following has or will have a direct or indirect material interest:
•any person who is or was (since the beginning of the last fiscal year, even if such person does not presently serve in that role) an executive officer, director, or director nominee of the Company;
•any stockholder that beneficially owns more than 5% of any class of the Company’s voting securities;
•any immediate family member of any person described in clauses (i) and (ii) above; or
•any firm, corporation, or other entity in which any person described in clauses (i) through (iii) above is employed or is a general partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest (such a transaction, a “Related Party Transaction”).
Our General Counsel is primarily responsible for the development and implementation of processes and controls to obtain information from executive officers, directors, and director nominees of the Company with respect to potential Related Party Transactions, including information provided to management in annual director and officer questionnaires. Upon learning of a potential Related Party Transaction, our General Counsel refers the matter for consideration and final determination by the Audit Committee, which considers the fairness of the transaction to the Company, as well as other factors bearing upon its appropriateness. In all such matters, any director having a conflicting interest abstains from participating in any discussion or voting on such matters.
All of the transactions described in this section, other than the Rubric share repurchases described below, were entered into prior to the adoption of our related party transactions policy.
Rubric Share Repurchase
On July 1, 2024, we executed an agreement to repurchase $280 million in aggregate purchase price of shares of our outstanding common stock from affiliates of Rubric Capital Management LP (“Rubric”). Prior to that repurchase, which closed in July 2024, Rubric owned over 23% of our outstanding common stock. Similarly, on December 4, 2024, we executed an agreement to repurchase at least $600 million of our common stock from Rubric, which repurchase was subsequently upsized to $1.0 billion. Immediately prior to that repurchase, which closed in December 2024, Rubric owned over 22% of our outstanding common stock. A portion of these repurchases was made under the Company’s ongoing share repurchase program approved by the Board. Both repurchases were also approved by the Board and by the Audit Committee under our related party transactions policy.
Registration Rights Agreement and Stockholders Agreement
We are party to a Registration Rights Agreement, dated as of May 17, 2023 (the “Registration Rights Agreement”), with certain holders of our common stock (the “Registration Rights Holders”) that, among other things, grants the Registration Rights Holders and certain of their permitted transferees customary registration rights on Registrable Securities (as defined below), including customary demand offering, shelf registration, and piggyback rights. Registrable Securities include shares of our common stock initially issued to a Registration Rights Holder until such time as such shares (i) have been registered and disposed of pursuant to an effective registration statement under Securities Act; (ii) have been sold in applicable transactions under Rule 144 or Rule 145 under the Securities Act and the transferee thereof reasonably notifies us that it did not receive “restricted securities” as defined in Rule 144; (iii) are no longer held by a Registration Rights Holder representing at least 3% of the aggregate voting power of our common stock; or (iv) cease to be outstanding. The Registration Rights Agreement will terminate (i) as to any Registration Rights Holder, when it no longer holds any Registrable Securities and (ii) at such time as there are no Registrable Securities held by any Registration Rights Holders.
We are also party to a Stockholders Agreement, dated as of May 17, 2023 (the “Stockholders Agreement”), with certain holders of our common stock (the “Applicable Holders”) that, among other things, grants the Applicable Holders certain limited information rights, drag-along rights, and tag-along rights. Previously, the Stockholders Agreement also gave certain Applicable Holders rights to require us to pursue an initial public offering and consent to certain key elements of its structure, but those rights ceased to apply when such Applicable Holders ceased to collectively own at least 20% of our outstanding common stock. The Stockholders Agreement will terminate automatically upon the effectiveness of a registration statement in connection with an underwritten public offering of our common stock. The Stockholders Agreement can also be terminated upon the written consent of us and Applicable Holders beneficially owning at least two-thirds of our outstanding common stock; provided that the Stockholders Agreement may not be terminated with respect to any Applicable Holder without such Applicable Holder’s consent if such termination would adversely affect such Applicable Holder.
EXECUTIVE OFFICERS
Set forth below are the names, ages, and positions of our executive officers as of March 19, 2025.

Name	Age	Position
Mark “Mac” McFarland	55	President, Chief Executive Officer and Director
Terry L. Nutt	48	Chief Financial Officer
John C. Wander	57	General Counsel and Corporate Secretary
Andrew M. Wright	57	Chief Administrative Officer
Brad L. Berryman	56	Senior Vice President and Chief Nuclear Officer
Dale E. Lebsack	49	Chief Fossil Officer
Chris E. Morice	45	Chief Commercial Officer
Darren J. Olagues	54	Chief Development Officer
Cole Muller	44	Executive Vice President, Strategic Ventures

Mark “Mac” McFarland	President, Chief Executive Officer & Director
For Mr. McFarland’s biographical information, see PROPOSAL 1.

Terry L. Nutt	Chief Financial Officer

Mr. Nutt has served as the Chief Financial Officer of the Company since July 2023. In this role, Mr. Nutt leads the Company’s finance, M&A, risk management and treasury activities. He has over 20 years of experience in the energy industry, including time spent at utility companies, power generation providers and energy trading firms. Prior to joining the Company, Mr. Nutt served as the Chief Financial Officer of Just Energy, a retail energy provider specializing in residential and commercial electricity markets in North America. From 2018 until 2023, he served as Chief Financial Officer and Managing Director for EDF Trading North America (“EDF”), a subsidiary of Électricité de France (EDF) S.A., a multinational energy utility headquartered in France. Prior to his service at EDF, Mr. Nutt served in multiple senior finance positions at Vistra Corporation (and its predecessor entity, EFH), including as Senior Vice President and Controller and Senior Vice President of Risk Management. Mr. Nutt earned his M.S. in Accounting and his B.B.A. from Texas A&M University.

John C. Wander	General Counsel & Corporate Secretary

Mr. Wander has served as General Counsel and Corporate Secretary of the Company since June 2023. Mr. Wander is responsible for overseeing all legal matters for the Company. He has nearly 30 years of experience in commercial law in matters primarily pertaining to finance, accounting, and shareholder issues. Prior to joining the Company, Mr. Wander was a Shareholder Litigation and Enforcement Partner at Vinson & Elkins LLP (“V&E”) and served as the firm’s General Counsel. He worked on some of the firm’s most high-profile, high-stakes litigation matters, and focused his practice on commercial litigation in the energy, accounting, securities, manufacturing and insurance industries, routinely representing issuers and accounting firms before the Securities & Exchange Commission. He also tried numerous corporate governance cases in the Delaware Chancery Court. Mr. Wander served in numerous leadership positions at V&E, including as Managing Partner of the Dallas office, Co-Department Head of Litigation and Regulatory, Co-Practice Group Leader of Complex Commercial Litigation and a member of the firm’s Management Committee. Mr. Wander earned his J.D. from The University of Texas School of Law and his B.A. in Economics from Northwestern University.

Andrew M. Wright	Chief Administrative Officer

Mr. Wright began serving as the Company’s Chief Administrative Officer in June 2023, after having served as the Company’s General Counsel and Corporate Secretary since June 2018. In his current role, Mr. Wright is responsible for overseeing the human resources, information technology, facilities and corporate security functions of the Company. Prior to joining the Company, Mr. Wright spent 14 years as in-house counsel for Energy Future Holdings (“EFH”), most recently serving as Executive Vice President, General Counsel and Corporate Secretary. Mr. Wright has 21 years of experience in the power generation sector with an intimate knowledge of the financial, operational and regulatory challenges facing the industry. He has led numerous fleet and balance sheet restructuring efforts, complex acquisitions and divestitures, high-stakes litigation and regulatory reviews. His experience includes being involved in the largest leveraged buyout in U.S. history and some of the largest financial restructurings in the industry. He has also worked closely with various boards of directors, private equity sponsors and other stakeholders of Talen and EFH. After earning his J.D. from the University of Notre Dame, Mr. Wright went into private practice with V&E in both Dallas, Texas and London, England with a focus on corporate securities, mergers and acquisitions, and corporate governance. Prior to pursuing his law career, he earned his B.B.A. in Accounting from Southern Methodist University, obtained his CPA certification and practiced as an accountant with KPMG in Chicago.

Brad L. Berryman	Senior Vice President & Chief Nuclear Officer

Mr. Berryman has served as the Company’s senior vice president and Chief Nuclear Officer since September 2018, where he is responsible for overseeing all aspects of the Susquehanna nuclear power plant. Mr. Berryman joined the Company in early 2017 in the role of site vice president for Susquehanna, where he was responsible for all plant operations and personnel. With over two decades of extensive commercial nuclear experience, Mr. Berryman has held positions of increasing importance spanning various technical, operational, training and financial capacities. Prior to joining the Company, he served as general manager at Turkey Point Nuclear Generating Station. He also held leadership roles at Wolf Creek Nuclear Operating Corporation, Palo Verde Nuclear Generating Station and Arkansas Nuclear One. In addition, he proudly served his country in the U.S. Navy as part of the submarine fast attack fleet. Mr. Berryman earned his B.S., summa cum laude, in Organizational Management from Central Baptist College.

Dale E. Lebsack	Chief Fossil Officer

Dale Lebsack has served as Chief Fossil Officer since June 2023, leading Talen Energy’s approximately 10-gigawatt fossil generation fleet. He also is President of the Company’s Talen Montana division. Mr. Lebsack joined Talen in 2015 as part of its acquisition of RJS Power from affiliates of Riverstone Holdings, LLC. Since joining the Company, he has taken on roles of increasing importance, including business unit leader for Talen’s generation assets in Montana, ERCOT, and the Northeast from December 2020 to March 2022 and Senior Vice President Fossil Operations from March 2022 to June 2023. Prior to joining Talen, Mr. Lebsack held various leadership roles with RJS Power and its affiliates in asset management, project development, plant operations, and environmental, health and safety. In those roles, Mr. Lebsack led the technical planning and permitting related to a $1.2 billion repowering of three power plants in ERCOT and led the technical due diligence related to the acquisition of two asset portfolios in PJM. Apart from his roles with RJS Power, Mr. Lebsack’s experience includes plant-level positions with Duke Energy North America and Entergy. A graduate of Georgia Institute of Technology, Mr. Lebsack earned a B.S. in Mechanical Engineering.

Chris E. Morice	Chief Commercial Officer

Chris Morice has served as Chief Commercial Officer of Talen Energy since 2023, overseeing the Company’s wholesale trading and fleet optimization activities. With 15 years of profitable leadership, Mr. Morice began his career in New York City at Lehman Brothers before moving to Houston with Lehman’s acquisition of Eagle Energy Partners in 2009. Mr. Morice joined Talen in 2017, serving as Vice President – Portfolio Manager from 2020 to 2023 and as Desk Head/Lead Trader, tasked with P&L responsibilities, managing numerous products across multiple regions, from 2017 to 2020. Prior to joining Talen, he worked exclusively in market-facing, risk-taking, revenue-generating roles at Koch Energy, Topaz Power, and EDF Trading. Mr. Morice holds a bachelor’s degree from the University of Missouri, Columbia and a master’s degree from Fordham University, Bronx.

Darren J. Olagues	Chief Development Officer

Darren Olagues has served as the Chief Development Officer for Talen Energy since October 2024. In this capacity, he leads the company’s corporate strategy and development activities. Mr. Olagues has over 25 years of energy experience, serving in a variety of leadership roles throughout his career. Before joining Talen Energy, from December 2018 to February 2024, he was Chief Financial Officer and Senior Advisor for independent power producer GenOn Energy, where he currently serves on the Board of Directors. Mr. Olagues also held various leadership roles with Cleco affiliated companies, including President and CEO of Cleco Corporate Holdings and President of Cleco Power where he led its $4.7 billion take private transaction. Prior to his tenure with Cleco, he held financial leadership roles at Exelon Corporation and Sithe Energies. A graduate of Tulane University, New Orleans, Mr. Olagues has bachelor’s degree in Accounting and Business/Management.

Cole Muller	Executive Vice President, Strategic Ventures

Cole Muller has served as Executive Vice President, Strategic Ventures for Talen Energy since June 2023. In this role he leads the company’s strategic initiatives, focusing on corporate strategy and strategic partnerships to unlock high impact opportunities that maximize the value of Talen’s asset portfolio. This includes leading Talen’s Cumulus Data Center, Digital Coin, Renewables and Battery Storage businesses. Mr. Muller has held multiple leadership roles during his tenure with Talen. He served as Senior Vice President for its Cumulus Growth business from November 2021 to June 2023, responsible for strategic growth across Talen’s generation asset footprint through decarbonization, repowering and development efforts. Prior to that, he led the company’s PJM Fossil business unit from March 2019 to March 2022, where he was responsible for over eight gigawatts of generation assets in Pennsylvania, Maryland, and New Jersey. Before joining Talen in 2018, he was an Associate Partner for McKinsey & Co., advising energy clients, including Talen, on strategic opportunities and operational transformations. A graduate of the U.S. Naval Academy, Mr. Muller holds a Bachelor of Science degree in Mathematics. He received his MBA from The Wharton School, and his JD from the University of Pennsylvania. He previously served as a submarine officer in the U.S. Navy.

EXECUTIVE COMPENSATION
Compensation Committee Report
The Compensation Committee has reviewed and discussed the following “Compensation Discussion and Analysis” with management and, based on such review and discussion, recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
The Compensation Committee of the Board of Directors
Anthony Horton (Chair)
Gizman Abbas
Karen Hyde
Compensation Discussion and Analysis
Our Named Executive Officers
The purpose of this Compensation Discussion and Analysis is to provide information about the material elements of compensation that were paid to, awarded to, or earned in 2024 by our named executive officers (whom we collectively refer to as our “NEOs”), which included the Company’s principal executive officer, principal financial officer, and the three other most highly compensated executive officers employed at the end of 2024. For 2024, our NEOs and their positions were:

Mark “Mac” McFarland	Terry L. Nutt	Brad L. Berryman	John C. Wander	Cole Muller
President and Chief Executive Officer	Chief Financial Officer	Senior Vice President and Chief Nuclear Officer	General Counsel and Corporate Secretary	Executive Vice President, Strategic Ventures
Compensation Philosophy and Objectives
Our Compensation Committee reviews and approves the compensation of our NEOs and oversees and administers our executive compensation programs and initiatives. As we gain experience as a public company, we expect that the specific direction, emphasis, and components of our executive compensation program will continue to evolve.
The Company strives to create an executive compensation program that balances short-term versus long-term payments and awards, cash payments versus equity awards, and fixed versus contingent payments and awards in ways that we believe are most appropriate to motivate our executive officers. Our executive compensation program is designed to:
•attract and retain talented and experienced executives in our industry;
•reward executives whose knowledge, skills, and performance are critical to our success;

•align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases;
•recognize the individual contributions of each executive in the management team, and how their individual performance contributes to the success of the Company;
•foster a shared commitment among executives by aligning their individual goals with the goals of the entire executive management team and the Company; and
•compensate our executives in a manner that incentivizes them to manage our business to meet our long‑range objectives.
To achieve these objectives, our Compensation Committee has implemented the current compensation program, which ties a substantial portion of our executives’ overall compensation to shareholder value and key operating and financial metrics, such as safety, operating performance, Adjusted EBITDA, and Adjusted Free Cash Flow.
We seek to foster in our executives a long-term commitment to the Company. We believe that there is great value to the Company in having a team of long-tenured, seasoned managers. Our team-focused culture and management processes are designed to foster this commitment.
Process for Determining Executive Compensation
Role of Our Compensation Committee and Named Executive Officers in Our Executive Decisions
Our Compensation Committee meets outside the presence of all of our executive officers, including our NEOs, to consider appropriate compensation for our Chief Executive Officer. For the compensation of all other NEOs, our Compensation Committee meets outside the presence of all executive officers except our Chief Executive Officer. Our Chief Executive Officer annually reviews each other NEO’s performance with our Compensation Committee and recommends appropriate base salary changes, cash performance awards, and grants of long-term equity incentive awards (if any) with input from any consultants engaged by our Compensation Committee. Based upon the recommendations of our Chief Executive Officer, and in consideration of the objectives described above and the principles described below, our Compensation Committee approves the annual compensation packages of our executive officers other than our Chief Executive Officer. Our Compensation Committee also annually analyzes our Chief Executive Officer’s performance and determines his base salary changes, cash performance awards, and grants of long-term equity incentive awards (if any) based on its assessment of his performance with input from any consultants engaged by our Compensation Committee. Our Compensation Committee then recommends to the Board any such changes it deems appropriate to our Chief Executive Officer’s compensation package, and the Board approves any such changes it deems appropriate.
Role of Compensation Consultant
In order to ensure that we continue to remunerate our executives appropriately, our Compensation Committee has retained Lyons, Benenson & Company Inc. (“LB & Co.”) as its independent compensation consultant. In such capacity, LB & Co. assists with the design of our compensation program, reviews our executive compensation policies and procedures, and currently assists our Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of peer competitors and by providing guidance on industry best practices. Our Compensation Committee retains the right to modify or terminate its relationship with LB & Co. or to select other outside advisors to assist our Compensation Committee in carrying out its responsibilities. The Compensation Committee considered the information provided by LB & Co. to determine executive compensation for fiscal year 2024.
LB & Co. did not provide services to the Company other than the compensation advisory services described above.
Peer Group
On an annual basis, the Compensation Committee reviews and discusses compensation data for our NEOs as compared to compensation data for similarly situated executive officers of our publicly-traded, peer group companies. Our peer group companies reflect those that have similar lines of business to the Company (i.e., independent power producer), are similar in size (as measured by revenues), have a similar market capitalization, and/or are competitors for executive and managerial talent.

In advance of the fiscal year 2024 compensation determinations, the Compensation Committee worked with LB & Co. to develop our peer group using the factors noted above. The Compensation Committee and LB & Co. review the appropriateness of our peer group at least annually. The Compensation Committee believes the members of our fiscal year 2024 compensation peer group are appropriate because they reflect the Company’s market for executive talent and customers and are aligned with the Company’s scope of operations and complexity.
The following companies comprised our fiscal year 2024 peer group:

Fiscal Year 2024 Peer Group

The AES Corporation	CMS Energy Corporation	OGE Energy Corp.
ALLETE, Inc.	Constellation Energy Corporation	Pinnacle West Capital Corporation
Alliant Energy Corporation	Energy, Inc. OGE Energy Corp.	TXNM Energy, Inc.
Avista Corporation	First Solar, Inc.	Portland General Electric Company
Black Hills Corporation	IDACORP, Inc.	PPL Corporation
CenterPoint Energy, Inc.	NorthWestern Corporation	Vistra Corp.
NRG Energy, Inc.
Elements of Compensation
Our current executive compensation program, which is set by our Compensation Committee, consists of the following components:
•base salary;
•cash incentive awards linked to our overall annual performance based on a clearly defined set of operational and financial goals;
•periodic grants of long-term equity-based compensation, such as restricted stock units and performance stock units;
•other limited executive benefits and perquisites; and
•employment agreements, which contain termination and change of control benefits.
We combine these elements to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our executive officers and other senior personnel with those of our stakeholders.
Pay Mix
We believe the compensation elements mentioned above collectively provide a well-proportioned mix of secure compensation, retention value, and at-risk compensation, while balancing short-term and long-term performance incentives and rewards. We strategically use each compensation element to provide our executives a measure of security in the minimum expected level of compensation, while motivating them to focus on business metrics that will produce a high level of short-term and long-term performance for the Company, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for our annual performance bonus and long-term incentive program likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.
For key executives, including our NEOs, the mix of compensation is weighted toward at-risk pay, such as annual incentives and long-term incentives. Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives, which is aligned with our stated compensation philosophy of providing compensation commensurate with performance.
Base Salary
The base salary established for each of our executive officers is intended to reflect each individual’s responsibilities, experience, prior performance, and other discretionary factors deemed relevant by our Compensation Committee. Base salary is also designed to provide our executive officers with steady cash flow during the course of the year that is not contingent on short-term variations in our corporate performance. Our Compensation Committee determines market-level base salaries based on our executives’ experience in the industry, with reference to the base salaries of similarly situated executives in other companies in our and other related industries. This determination is informal and based primarily on our Compensation Committee’s general knowledge of the compensation practices within our and other related industries. The base salaries paid to our NEOs in 2024 are set forth in the table below.

Named Executive Officer	Base Salary as of January 1, 2024	Base Salary as of December 31, 2024
Mark McFarland	$1,125,000	$1,125,000
Terry Nutt	550,000	550,000
Brad Berryman	550,000	550,000
John Wander	550,000	550,000
Cole Muller (1)	465,000	500,000
__________________
(1)Mr. Muller received a salary increase based on his significant contributions to the Company on August 14, 2024. This raised his salary from $465,000 to $500,000.

On March 17, 2025, Mr. Nutt’s and Mr. Muller’s base salaries were increased to $700,000 and $600,000, respectively, to align their salaries with similarly situated executives with similar responsibilities within our and other related industries.
Short-Term Cash Incentives
The Company maintains a short-term incentive bonus program (the “STI Program”) pursuant to which certain employees, including our NEOs, are eligible to receive cash bonus payments equal to a percentage of base salary, with the amount of such payment based on the Company’s financial and operational performance as compared to target metrics, with individual awards subject to further adjustment based on management’s determination of individual performance. Cash payments under the STI Program are intended to offer incentive compensation by rewarding the achievement of corporate and individual performance objectives. We believe that establishing cash bonus opportunities helps us attract and retain qualified and highly skilled executives. These annual bonuses are intended to reward executive officers who have a positive impact on corporate results.
Our Compensation Committee has authority to award annual cash bonuses to our NEOs under the STI Program. On an annual basis, or at the commencement of an executive officer’s employment with us, our Compensation Committee typically sets a target level of bonus compensation that is structured as a percentage of such executive officer’s annual base salary.
Payouts under the STI Program were determined based on the Company’s achievement, during 2024, of safety goals (measured against “Lost Time Incident Rate” performance metrics, as defined below), “Equivalent Forced Outage Factor” performance metrics (as defined below), and financial goals (measured against Adjusted EBITDA and Adjusted Free Cash Flow performance metrics), as set forth and described in the table below.

Metric	Weight	Threshold Performance (50%)		Target Performance (100%)		Maximum Performance (200%)		Performance Certified for 2024
2024 Safety (1)	20%	0.5		0.3		0.1		0.096
2024 Forced Outage Performance (2)	20%	4.76%		3.17%		2.54%		2.24%
2024 Adjusted EBITDA (3)	30%	$512	million	$640	million	$767	million	$770	million
2024 Adjusted Free Cash Flow (3)	30%	$120	million	$171	million	$223	million	$283	million
__________________
(1)Safety is measured as the total number of lost time injuries multiplied by 200,000 divided by the total number of hours worked (“Lost Time Incident Rate”).
(2)Forced Outage Performance is measured as the fraction of a given period in which a generating unit is not available due to forced outages and forced derating (“Equivalent Forced Outage Factor”).
(3)See Appendix A to this Proxy Statement for the definitions and reconciliations of non-GAAP financial measures.

In February 2025, the Compensation Committee certified that, based on the above performance and weightings, performance metrics were collectively satisfied at 200% under the STI Program in respect of 2024 for each NEO.

After performance is determined for the STI Program based on the metrics described above, an individual multiplier is applied to each NEO’s annual bonus amount to determine each NEO’s overall earned 2024 STI amount. Each NEO’s individual multiplier is determined by the Chief Executive Officer’s rating of the NEO’s individual performance (except his own) with the resulting multiplier determined in consultation with the Compensation Committee. The Board determines the individual rating for the Chief Executive Officer. Under the STI Program, the individual multipliers can range from 0% to 150%, which is then multiplied by the corporate performance achievement and each NEO’s target STI amount to obtain the actual bonus payable to each of our NEOs. The discussion below highlights the key factors in the determination of each NEO’s individual multiplier used in determining actual payouts for 2024.
Mr. McFarland, President and Chief Executive Officer: In 2024, Mr. McFarland led the Company to generate $770 million of Adjusted EBITDA and $283 million of Adjusted Free Cash Flow while achieving record safety results and a 2.2% Equivalent Forced Outage Factor fleet-wide and cultivating a team-oriented culture to make these results possible. Under Mr. McFarland’s direction, the Company closed its initial transaction with AWS and developed a strategy for subsequent data power purchase agreement transactions, closed the high-value sale of our ERCOT assets, and improved the Company’s balance sheet using refinancings, lower debt costs, decreased margin, and letters of credit. The Company listed on Nasdaq in July 2024; Mr. McFarland successfully led the year-long investor relations campaign to gain shareholder and sell side awareness. These financial results positioned the Company to buy back more than 22% of its public float and return $1.95 billion to shareholders since emerging from restructuring in May 2023. As a result of Mr. McFarland’s strong leadership and performance as the Company’s President and Chief Executive Officer, the Board of Directors approved an above target STI payment for 2024.
Mr. Nutt, Chief Financial Officer: In 2024, Mr. Nutt oversaw our share repurchase program and the successful execution and closing of our ERCOT portfolio sale. Mr. Nutt also teamed with our legal department to lead the Nasdaq uplisting process and drove the Company’s active engagement with its new investor base. His efforts to improve the Company’s balance sheet unlocked significant liquidity through collateral management and refinancing of significant portions of our capital structure. In addition, Mr. Nutt’s efforts were integral to the sale of the Cumulus Data Campus to AWS and development of the long-term AWS power purchase agreement. Mr. Nutt continued to lead the Company’s successful effort to reduce operating and general and administrative expense by $50 million on a per annum run rate. As a result of Mr. Nutt’s strong performance as the Company’s Chief Financial Officer, the Compensation Committee approved an above target STI payment for 2024.
Mr. Berryman, Senior Vice President and Chief Nuclear Officer: In 2024, Mr. Berryman oversaw improvements at the Susquehanna station which increased Susquehanna’s generation capacity factor and lowered overall costs at the station, resulting in lower power delivery costs. While doing so, Mr. Berryman led the restoration of the Susquehanna station INPO standing to match our highest-performing peers and managed the successful response to several Nuclear Regulatory Commission inspections. Mr. Berryman’s team completed multiple significant nuclear fuel transactions, reducing fuel risk and mitigating fuel cost escalation. As a result of Mr. Berryman’s strong performance as the Company’s Chief Nuclear Officer, the Compensation Committee approved an above target STI payment for 2024.
Mr. Wander, General Counsel and Corporate Secretary: In 2024, Mr. Wander managed the Company’s legal strategy supporting multiple significant asset and stock transactions, including taking a principal role in the AWS relationship and leading the Company’s engagement with PJM and FERC on capacity market reforms and co-located load issues. In addition, Mr. Wander drove our efforts to reach a Reliability-Must-Run agreement with a broad group of stakeholders and operate the Brandon Shores and H.A. Wagner plants through July 2029. Mr. Wander oversaw the legal and SEC processes to list our Common Stock on Nasdaq and led internal efforts to align the Company’s environmental, regulatory, and public affairs teams with the current regulatory environment and our new status as a public company. As a result of Mr. Wander’s strong performance as the Company’s General Counsel, the Compensation Committee approved an above target STI payment for 2024.
Mr. Muller, Executive Vice President, Strategic Ventures: In 2024, Mr. Muller led the Company’s effort to sell the Cumulus Data Campus to AWS and create significant shareholder value with the long-term power purchase agreement with AWS. Subsequently, Mr. Muller oversaw efforts that achieved early release of full payment of the AWS escrow payment and managed the transition of our data campus team and activities to AWS. Mr. Muller had principal responsibility for our consolidation of 100% ownership in the Nautilus bitcoin facility and elimination of the related below-market power purchase agreement. Mr. Muller is responsible for the Company’s efforts to develop physical and virtual data center opportunities that leverage our asset footprint and he supports our development team efforts to explore strategic opportunities in combination with data center power purchase agreements. Mr. Muller also plays an active, market-facing role in the Company’s investor relations efforts. As a result of Mr. Muller’s strong performance as the Company’s Executive Vice President, Strategic Ventures, the Compensation Committee approved an above target STI payment for 2024.
The table below sets forth the target levels, structured as a percentage of base salary, approved by the Compensation Committee under the STI Program for our NEOs for 2024 as well as the actual amounts paid to each of our NEOs (after applying both corporate performance and individual multipliers).

Executive	2024 STI Target (% of Salary)	2024 STI Target ($ Value)	2024 STI Total Payout
Mark McFarland	135%	$1,518,750	$4,100,625
Terry Nutt	100%	550,000	1,485,000
Brad Berryman	100%	550,000	1,485,000
John Wander	100%	550,000	1,485,000
Cole Muller	100%	500,000	1,350,000

Long-Term Incentives
Equity Incentive Plan and Awards
We believe that equity-based compensation is an important component of our executive compensation program and that providing a significant portion of our executive officers’ total compensation package in equity-based compensation aligns the incentives of our executives with the interests of our shareholders and with our long-term corporate success. Additionally, we believe that equity-based compensation awards enable us to attract, motivate, retain, and appropriately compensate executive talent. We believe equity awards provide executives with a significant long-term interest in our success by rewarding the creation of shareholder value over time.
The Company maintains the Talen Energy Corporation 2023 Equity Incentive Plan (the “2023 Equity Plan”), a long-term equity incentive plan for employees and directors of the Company. Grants under the 2023 Equity Plan are denominated in shares of our common stock. Under the 2023 Equity Plan, participants may receive grants of shares, options to purchase shares, restricted stock, restricted stock units, performance-based awards, and other stock-based and cash-based awards upon terms and conditions determined by the Board, as delegated to the Compensation Committee. A total of 7,083,461 shares of our common stock have been reserved for issuance with respect to awards under the 2023 Equity Plan.
2023 Equity Awards
Following emergence in 2023, grants of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) were made to the NEOs under the 2023 Equity Plan. The amount of each award was based on the executive’s scope of responsibility and contribution to value creation, market-based compensation data, and other relevant factors determined by our Compensation Committee in consultation with LB & Co. No grants of time-based RSUs and PSUs were made in 2024. The following sets forth the details of the grants made in 2023 to our NEOs under the 2023 Equity Plan.

Executive	2023 Grants
	Target Annual LTI Award (% of Base Salary)	Number of RSUs	Target Number of PSUs	Target Value (in Dollars)
Mark McFarland	700%	223,141	334,711	$23,625,000
Terry Nutt	400%	62,338	93,507	6,600,000
Brad Berryman	400%	62,338	93,507	6,600,000
John Wander	400%	62,338	93,507	6,600,000
Cole Muller	300%	39,528	59,292	4,185,000

The RSUs granted in 2023 function as a retention incentive and vest in equal annual installments over three years from the “vesting commencement date” (which is generally the grant date) and generally require continued service. The PSUs granted in 2023 vest upon achievement of specified per-share values of the Company’s common stock, plus any dividends paid during the term of the award (the “Adjusted Equity Value”), as of the third anniversary of the vesting commencement date (or, if sooner, the occurrence of a “Change in Control” (as defined in the 2023 Equity Plan)), subject to continued service through such date (except as set forth below). The number of PSUs that vest

(“Earned PSUs”) can range from 0% to 200% of the target number of PSUs subject to the award, plus, in the case of certain executive officers (including the NEOs), if the maximum Adjusted Equity Value set forth in the award agreement is exceeded, an additional incentive in an amount equal to the holder’s proportionate share amongst the participating executive officers of 1% of the Company’s market capitalization above such maximum Adjusted Equity Value. The applicable Adjusted Equity Value hurdles are set forth below. The recipients may not sell or transfer any of the shares of common stock received upon vesting of RSUs and PSUs until the earlier of a Change in Control or the third anniversary of the vesting commencement date. For treatment of the outstanding RSUs and PSUs upon certain terminations of employment or the occurrence of a “Change in Control,” see the section below entitled “—Potential Payments Upon Termination or Change in Control.”

Performance Level	Adjusted Equity Value (per Share)	Earned PSUs (% of Target) (1)
Threshold	$42.35	0%
Target	52.52	100%
Maximum	73.69	200%
Above Maximum	> 73.69	1% of market capitalization implied by Adjusted Equity Value in excess of Maximum are allocated as incremental Earned PSUs (see above)
__________________
(1)No PSUs will become Earned PSUs if the Adjusted Equity Value is less than Threshold, and linear interpolation shall be used to determine the number of Earned PSUs to the extent that the Adjusted Equity Value is between the Threshold and Maximum amounts set forth in the table.

Grants of RSUs and PSUs were not made in 2024. However, in light of the significant share repurchase activity undertaken by the Company, including the tender offer executed in June 2024, and to provide the NEOs with similar liquidity opportunities that were provided to our shareholders, the Compensation Committee determined that the portion of each NEOs’ RSUs that vested in 2024 would be settled in cash, rather than stock. This decision was the consequence of a unique set of market factors and transactions for the Company, and Compensation Committee does not anticipate that this treatment (for settlement of RSUs) will be provided in the future.
2025 Equity Awards
After granting the 2023 equity awards, the Compensation Committee had anticipated that certain of the Company’s executive officers would not receive further equity award grants until May 2026 (the date the 2023 equity awards would fully vest). However, the Compensation Committee has determined that it is in the best interests of the Company and its stockholders to expedite subsequent grants as a further retentive tool, and approved grants of RSUs and PSUs in February 2025 to certain of our employees, including the NEOs. These new grants will provide continued alignment among the Company’s executive officers, other key leaders, and stockholders to increase enterprise value and a financial incentive for those officers and leaders to remain with the Company through at least February 2027 (the date that the new equity awards will vest). The Compensation Committee’s objective is, in part, to incent the executive officers and other key leaders with the incremental potential future value that could be realized by remaining with the Company after the scheduled May 2026 vesting of the 2023 equity grants. The new grants for the executive officers (including the NEOs) consist of (i) an ordinary course grant (consisting of 70% PSUs and 30% RSUs) with a value equal to two-thirds of the NEOs’ annual long-term incentive target amount (reflecting the two-year vesting period vs. a typical three-year vesting period, as described in more detail below) and (ii) a supplemental one-time retention grant (consisting of 100% PSUs) with a value equal to approximately 25% of the NEOs’ ordinary course annual long-term incentive target amount. These two components result in a combined grant value to each of the NEOs of approximately 92% of their full three-year ordinary course grants, and will cliff vest in February 2027. The amounts granted to our NEOs in February 2025 were as follows.

Executive	2025 Grants
	Number of RSUs	Target Number of PSUs
Mark McFarland	7,025	25,172
Terry Nutt	2,498	8,950
Brad Berryman	1,963	7,032
John Wander	1,963	7,032
Cole Muller	2,141	7,672
__________________
(1)No PSUs will become Earned PSUs if the Adjusted Equity Value is less than Threshold, and linear interpolation shall be used to determine the number of Earned PSUs to the extent that the Adjusted Equity Value is between the Threshold and Target or between the Target and Maximum amounts set forth in the table.

The RSUs vest in full on the second anniversary of the grant date, provided that the recipient is still employed by or providing services to the Company on the vesting date. If the recipient’s employment or service is terminated by the Company without Cause (as defined in the 2023 Equity Plan or applicable employment agreement), due to the recipient’s death or Disability, or by the recipient for Good Reason (each, as defined in the applicable award or employment agreement), a pro rata portion (to reflect the portion of the vesting period during which the recipient was employed by the Company) of the RSUs will vest and be settled on the original vesting date. If the recipient’s employment is terminated by the Company without Cause or by the recipient for Good Reason within 12 months following a Change in Control (as defined in the 2023 Equity Plan), all unvested RSUs will immediately vest. If the recipient’s employment or service is terminated for any other reason, the unvested portion of the RSUs will be immediately forfeited without consideration.
The PSUs vest upon achievement of the Adjusted Equity Value, as of the second anniversary of the vesting commencement date, subject to continued service through such date (except as set forth below). The number of Earned PSUs can range from 0% to 200% of the target number of PSUs subject to the award, plus, if the maximum Adjusted Equity Value set forth in the award agreement is exceeded, an additional incentive in an amount equal to the recipient’s proportionate share among the participating executive officers of 3% of the Company’s market capitalization above such maximum Adjusted Equity Value. The applicable Adjusted Equity Value hurdles are set forth below.

Performance Level	Adjusted Equity Value (per Share)	Earned PSUs (% of Target) (1)
Below Threshold	< $247.20	0%
Threshold	247.20	50%
Target	259.11	100%
Maximum	271.31	200%
Above Maximum	> 271.31	3% of market capitalization implied by Adjusted Equity Value in excess of Maximum are allocated as incremental Earned PSUs
__________________
(1)No PSUs will become Earned PSUs if the Adjusted Equity Value is less than Threshold, and linear interpolation shall be used to determine the number of Earned PSUs to the extent that the Adjusted Equity Value is between the Threshold and Target or between the Target and Maximum amounts set forth in the table.

If the recipient’s employment or service is terminated by the Company without Cause, due to the recipient’s death or Disability, or by the recipient for Good Reason, the target number of PSUs subject to the award will be reduced pro-rata to reflect the portion of the performance period during which the recipient was employed by the Company (and will otherwise remain outstanding and eligible to vest based on actual performance). If the recipient’s employment is terminated by the Company without Cause or by the recipient for Good Reason within 12 months following a Change in Control and the PSUs are assumed by the surviving company, all unvested PSUs will remain outstanding and eligible to vest at the end of the performance period based on actual performance. Upon termination by the Company or the recipient for any other reason, all unvested PSUs will be canceled and forfeited. If the PSUs are not assumed by the surviving company in connection with a Change in Control, all PSUs will immediately vest based on the Adjusted Equity Value as of the Change in Control.
Cumulus Long-Term Incentive Plan and Awards
The Company maintains the Cumulus Long-Term Incentive Plan (the “Cumulus LTIP”), a long-term cash incentive plan for certain employees, officers, and other service providers of the Company intended to incentivize the further growth and success of our provision of power to data center customers. Grants under the Cumulus LTIP provide participants with a portion of a bonus pool with a maximum value of $15.6 million from which payments are to be made in connection with the occurrence of designated milestones. The Board updated the applicable milestones under the Cumulus LTIP in February 2024 in connection with the Company’s sale transaction with Amazon Data Services, Inc. (“Amazon”) related to the Company’s data center campus located adjacent to the Susquehanna power station (the “Cumulus Data Campus Sale”), to include (i) receipt by Cumulus Data LLC and Cumulus Real Estate Holdings (the “Cumulus Entities”) of the initial payment of the purchase price from Amazon under the related sale transaction purchase agreement, (ii) the receipt by the Cumulus Entities of the distribution from certain transaction escrow accounts related to rezoning efforts, and (iii) the earlier of (x) the date that a certain Amazon affiliate commences power consumption following the Cumulus Entities’ fulfillment of a binding customer contract or (y) the date on which the first tranche of minimum commitments are triggered under the purchase agreement between certain Amazon affiliates and the Susquehanna Steam Electric Station.
Grants under the Cumulus LTIP function as retention incentives and generally require continued employment for a participant to be eligible for any payment under the program.
In September 2023, Mr. Muller received an initial grant under the Cumulus LTIP entitling him to participation in the original award pool (which provided him with value under the plan capped at $1.25 million), but following the Board’s amendment to the Cumulus LTIP in February 2024, he received a replacement award entitling him to a maximum payout of $1.3 million. In connection with the Cumulus Data Campus Sale in 2024, the Board, in accordance with the terms of the Cumulus LTIP, determined that certain of the milestones listed above had been met, and the amount earned and payable with respect to Mr. Muller’s award was $1,053,750. Mr. Muller continues to remain eligible to receive future payments with respect to his award upon subsequent transactions in accordance with the Cumulus LTIP.
Under the Cumulus LTIP, if Mr. Muller’s position is eliminated without Cause in connection with a transaction that would otherwise trigger a bonus payment under the Cumulus LTIP, he will remain eligible for any bonus payment associated with the transaction. In the event of any other termination of employment, Mr. Muller will forfeit any further payments under the Cumulus LTIP.
Employee Stock Purchase Plan
Subject to the approval by our stockholders requested in this Proxy Statement, in 2024 the Board adopted the Talen Energy Corporation 2025 Employee Stock Purchase Plan, which was amended and restated in 2025 (the “ESPP”), which allows employees, including our NEOs, to purchase Company shares at a discounted rate below fair market value. For additional details on our ESPP, see PROPOSAL 4.
Other Benefits and Perquisites
We provide the following benefits to our executive officers on the same basis as other eligible employees:
•health insurance and (if elected) a health savings account contribution;
•vacation, personal holidays, and sick days;
•life insurance and supplemental life insurance;
•short-term and long-term disability;
•a 401(k) plan with employer matching and discretionary contributions.
We also provide certain of our senior executive officers (including our NEOs) an executive financial advisor allowance (up to $15,000).
We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.
Employment Agreements
The Company has entered into employment agreements with each of the NEOs, each of which has a three-year term and provides for each of the compensation elements of the executive compensation program described above, including base salary, annual bonus, and long-term equity incentive awards. The employment agreements also provide for each NEO’s eligibility to participate in the Company’s employee benefit plans, policies and arrangements that are generally available to executive officers. Mr. McFarland’s employment agreement entitled him to a cash signing bonus of $1,000,000, which was paid on May 17, 2024, and a payment of $1,000,000 that is payable on May 17, 2025. Mr. Wander’s employment agreement also entitled him to a cash signing bonus, the remaining $250,000 of which was paid on June 19, 2024. The employment agreements also contain non-competition and non-solicitation restrictions applicable during the term of employment and for 12 months thereafter, as well as perpetual non-disparagement and confidentiality provisions. The employment agreements also provide for certain payments and benefits upon a termination by the Company without Cause or by the NEO for Good Reason or due to death or Disability, as described below in the section entitled “—Potential Payments Upon Termination or Change in Control.”

Executive Compensation Governance and Policies
Risk Assessment
The Company has determined that any risks arising from its compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to shareholders. The combination of performance measures for annual bonuses and the equity compensation programs, share ownership and retention guidelines for our NEOs, as well as the multiyear vesting schedules for equity awards, encourage NEOs to maintain both a short and a long-term view with respect to Company performance.
Clawback Policy
The Compensation Committee has adopted a clawback policy (the “Clawback Policy”) that complies with Nasdaq’s new clawback listing standards, Section 10D of the Exchange Act and the rules promulgated thereunder. In the event that we are required to prepare an accounting restatement of our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws, the Clawback Policy requires that covered executives must reimburse us, or forfeit, any excess incentive-based compensation “received” (as defined in Section 10D of the Exchange Act) by such covered executive during the three completed fiscal years immediately preceding the date on which we are required to prepare the restatement. Executives covered by the Clawback Policy include our current and former executive officers, as determined by the Compensation Committee in accordance with Section 10D of the Exchange Act and the listing standards of Nasdaq, and such other senior executives or employees who may from time to time be deemed subject to the Clawback Policy by the Compensation Committee.
Incentive-based compensation subject to the Clawback Policy includes any compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. The amount subject to recovery is the excess of the incentive-based compensation “received” based on the erroneous data over the incentive-based compensation that would have been “received” had it been based on the restated results and is computed without regard to any taxes paid.
The Clawback Policy is available as Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the year-ended 2024.
Stock Ownership Guidelines
We believe it is important for our executive officers to share in the ownership of Talen to ensure alignment with the interests of our stockholders. We have established guidelines of equity ownership for our Chief Executive Officer equivalent to five times his base salary, for our other executive officers equivalent to three times their respective base salaries and for our non-employee directors equivalent to three times their respective annual cash retainers. Each will have a transition period to meet the requirements set forth in the guidelines to the extent they are not currently in compliance with these guidelines. Values associated with RSUs and PSUs granted but not vested are considered as part of the ownership amounts for officers and board members. We anticipate that the holding restrictions on the our executive officers’ vested RSUs and PSUs granted in 2023 will enable them and non-employee directors to meet this requirement.
Prohibition on Hedging
We have adopted an insider trading policy prohibiting all employees, including executive officers, and directors from engaging in any form of hedging transaction involving our securities. The policy addresses short sales and transactions involving publicly traded options and prohibits such individuals from holding our securities in margin accounts and from pledging our securities as collateral for loans. We believe that these policies further align our executives’ interests with those of our stockholders.
Impact of Accounting and Tax Requirements on Compensation
The Board and our Compensation Committee consider tax deductibility and other tax implications when designing our executive compensation programs. However, we believe that there are certain circumstances where the provision of compensation that is not fully tax deductible, including by reason of Section 162(m) of the Code, is more consistent with our compensation objectives. Our Compensation Committee retains discretion and flexibility to award non-deductible compensation to our NEOs as it deems appropriate and in furtherance of our compensation philosophy and objectives.

Another section of the Code, Section 409A, affects the manner by which deferred compensation opportunities are offered to our employees because Section 409A requires, among other things, that “non-qualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain kinds of deferred compensation. We intend to operate our existing compensation arrangements that are covered by Section 409A in accordance with the applicable rules thereunder, and we will continue to review and amend our compensation arrangements where necessary to comply with Section 409A.
Further, Section 280G of the Code disallows a tax deduction with respect to “excess parachute payments” to certain executive officers of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax penalty on the individual receiving the “excess parachute payment.” Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans or programs and other equity-based compensation. “Excess parachute payments” are parachute payments that exceed a threshold determined under Section 280G of the Internal Revenue Code based on an executive officer’s prior compensation. In approving compensation arrangements for our NEOs, the Board considers all elements of the cost to us of providing such compensation, including the potential impact of Section 280G of the Code. However, the Board may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility of Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.
Accounting for Stock-Based Compensation
We follow ASC 718 for our equity-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their equity-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their equity-based awards in their income statements over the period that an associate is required to render service in exchange for the award. Future grants of stock options, restricted stock, performance-based or other restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Option Awards
In response to Item 402(x)(1) of Regulation S-K, the Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.

Summary Compensation Table
The following table sets forth certain information with respect to compensation paid to, awarded to or earned by our NEOs for the years ended December 31, 2022, December 31, 2023, and December 31, 2024.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Mark McFarland, President and Chief Executive Officer	2024	$1,125,000	$1,000,000	$—	$4,100,625	$32,502	$6,258,127
	2023	683,654	—	27,667,227	1,210,079	13,782	29,574,742
	2022	—	—	—	—	—	—
Terry Nutt, Chief Financial Officer	2024	550,000	—	—	1,485,000	29,700	2,064,700
	2023	253,846	—	9,860,313	720,304	9,335	10,843,798
	2022	—	—	—	—	—	—
Brad Berryman, Senior Vice President and Chief Nuclear Officer	2024	550,000	—	—	1,485,000	46,380	2,081,380
	2023	541,660	665,106	7,729,289	1,251,994	40,498	10,228,547
	2022	520,530	251,964	—	1,197,227	20,753	1,990,474
John Wander, General Counsel and Corporate Secretary	2024	550,000	250,000	—	1,485,000	9,480	2,294,480
	2023	285,578	250,000	7,729,289	720,304	3,881	8,989,052
	2022	—	—	—	—	—	—
Cole Muller, (5) Executive Vice President, Strategic Ventures	2024	477,115	—	—	2,403,750	29,384	2,910,249
__________________
(1)The amounts in this column for 2024 reflect amounts actually earned by each NEO, as described under “—Compensation Discussion and Analysis—Elements of Compensation—Base Salary.”
(2)The amounts in this column for 2024 reflect the cash amount earned by (i) Mr. McFarland under his signing bonus, of which $1,000,000 was paid in May 2024 (and $1,000,000 remains to be paid in May 2025) and (ii) Mr. Wander, whose remaining $250,000 of his signing bonus was paid in June 2024.
(3)The amounts in this column for 2024 reflect the cash amounts earned by our NEOs in 2024 under the STI Program (which were paid in 2025) plus, for Mr. Muller, a payment of $1,053,750 under the Cumulus LTIP. For additional information about our STI Program, see “—Compensation Discussion and Analysis—Elements of Compensation—Short-Term Incentives.” For additional information about the Cumulus LTIP, see “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—Cumulus Long-Term Incentive Plan and Awards.”
(4)The amounts in this column for 2024 reflect the following perquisites received by our NEOs in the amounts set forth in the following table: (a) payments for the cost of premiums for a term life insurance policy paid by us, (b) an employer matching contribution to the 401(k) plan, (c) an employer discretionary contribution to the 401(k) Plan, (d) a contribution to the NEO’s health savings account, and (e) payments for financial counseling services.

Name	Term Life Insurance Policy	401(k) Plan Matching Contribution	401(k) Plan Discretionary Contribution	Health Saving Account	Financial Counsel Services
Mark McFarland	$4,902	$20,700	$6,900	$—	$—
Terry Nutt	900	20,700	6,900	1,200	—
Brad Berryman	2,580	20,700	6,900	1,200	15,000
John Wander	2,580	—	6,900	—	—
Cole Muller	498	13,800	6,900	1,200	6,986
(5)Mr. Muller was not an NEO prior to 2024.

Grants of Plan-Based Awards for Fiscal 2024
The following table sets forth information with respect to non-equity incentive plan awards awarded during fiscal 2024 to each of the NEOs.

Name					Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Grant Type		Grant Date		Threshold	Target	Maximum
Mark McFarland	STI	(1)	—			$1,518,750
Terry Nutt	STI	(1)	—			550,000
Brad Berryman	STI	(1)	—			550,000
John Wander	STI	(1)	—			550,000
Cole Muller	STI	(1)	—			500,000
	Cumulus LTIP	(2)	3/7/2024	(3)		1,053,750	1,312,500
__________________
(1)Amounts represent awards payable under our STI Program granted pursuant to each applicable NEO’s employment agreement. Amounts pay out based on a percentage of the applicable target value (which is a percentage of base salary) based on achievement of pre-determined performance criteria. For additional information, see section entitled “—Compensation Discussion and Analysis—Elements of Compensation—Short-Term Incentives.”
(2)Amounts represent grants under the Cumulus LTIP. Because these awards are based on the results of actual transaction, they do not have a threshold, target or maximum value. The amount reported in the “Threshold” column reflect the amount actually paid under the Cumulus LTIP. The amount reported in the “Maximum” column represents the amount payable upon fulfillment of all four milestones of the award. For additional information about the Cumulus LTIP, see “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—Cumulus Long-Term Incentive Plan and Awards.”
(3)Mr. Muller received his original award agreement under the Cumulus LTIP in September 2023. This award was subsequently replaced with his current award in March 2024.

Outstanding Equity Awards at 2024 Fiscal Year End
The following table sets forth certain information with respect to outstanding equity awards of our NEOs for the year ended December 31, 2024. The market value of the shares in the following table reflects the fair market value of such shares as of December 31, 2024.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Mark McFarland	148,762	$29,971,080	747,920	$150,683,442
Terry Nutt	41,559	8,372,892	208,944	42,095,948
Brad Berryman	41,559	8,372,892	208,944	42,095,948
John Wander	41,559	8,372,892	208,944	42,095,948
Cole Muller	26,352	5,309,137	132,489	26,692,559
_________________
(1)Represents RSUs granted on June 16, 2023 (or for Mr. Nutt, July 10, 2023) that remain outstanding and are eligible to vest in equal annual installments second and third anniversary of the vesting commencement date, subject to continued employment (except in certain scenarios as described in the section entitled “—Potential Payments upon Termination or Change in Control”). The vesting commencement date is (i) May 17, 2023 for the RSUs held by Messrs. McFarland, Berryman and Muller; (ii) July 10, 2023 for RSUs held by Mr. Nutt; and (iii) June 19, 2023 for RSUs held by Mr. Wander.
(2)Market values reported in the table are calculated based on the fair market value of the Company’s common stock as of December 31, 2024, $201.47.
(3)Represents PSUs granted on June 16, 2023 (or for Mr. Nutt, July 10, 2023) that are eligible to vest upon achievement of specified per‑share values of common stock, plus any dividends paid during the term of the award, as of the third anniversary of the vesting commencement date, subject to continued employment (except in certain scenarios as described in the section entitled “—Potential Payments Upon Termination or Change in Control”). The vesting commencement date for all the PSUs is May 17, 2023. As of the end of 2024, the performance for the PSUs was above 200% of target, based on our stock price of $201.47 as of December 31, 2024. Because performance for the PSUs exceeded the maximum level as of the end of 2024 and additional PSUs can be earned for performance above the maximum level, the number of shares in this column represents the actual level of performance achieved as of December 31, 2024 (including the value of the 1% kicker determined as of such date).

Options Exercised and Stock Vested in Fiscal 2024
The following table sets forth certain information with respect to the vesting of stock awards and/or the exercise of stock options during the fiscal year ended 2024 with respect to our NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Mark McFarland	74,380	$8,030,065
Terry Nutt	20,779	2,649,322
Brad Berryman	20,779	2,243,301
John Wander	20,779	2,424,909
Cole Muller	13,176	1,422,481
_________________
(1)Represents the gross number of shares of Common Stock acquired by the applicable NEO during fiscal year 2024 upon the vesting of such NEO’s applicable RSU award, without reduction for any shares withheld to satisfy applicable tax withholdings.
(2)The value realized upon vesting is calculated based on the closing share price on the date of vesting. For 2024, the RSUs that vested were settled in cash. Amounts differ for NEOs with the same number of shares due to differences in vesting dates.

Pension Benefits; Nonqualified Deferred Compensation
Our NEOs did not participate in or have account balances in pension plans sponsored by us. Our NEOs did not participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. The Board or the Compensation Committee may elect to provide our executive officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interest.
Potential Payments Upon Termination or Change in Control
The following table provides information regarding potential payments to certain of our NEOs as of December 31, 2024 in connection with certain termination or change in control events.

Benefits and Payments upon Termination	Cash Severance		Aggregate Value of Accelerated Equity Awards (1)		Total
Mark McFarland
Termination w/o Cause or w/ Good Reason	$6,287,500	(2)	$29,970,812	(5)	$36,258,312
Termination due to death or Disability	4,100,625	(3)	9,360,747	(6)	13,461,372
Change in Control (w/ or w/o termination)	—		180,654,254	(7)	180,654,254
Terry Nutt
Termination w/o Cause or w/ Good Reason	1,100,000	(4)	1,995,714	(6)	3,095,714
Termination due to death or Disability	1,485,000	(3)	1,995,714	(6)	3,480,714
Change in Control (w/ or w/o termination)	—		50,468,772	(7)	50,468,772
Brad Berryman
Termination w/o Cause or w/ Good Reason	1,100,000	(4)	2,615,074	(6)	3,715,074
Termination due to death or Disability	1,485,000	(3)	2,615,074	(6)	4,100,074
Change in Control (w/ or w/o termination)	—		50,468,772	(7)	50,468,772
John Wander
Termination w/o Cause or w/ Good Reason	1,100,000	(4)	2,615,074	(6)	3,715,074
Termination due to death or Disability	1,485,000	(3)	2,615,074	(6)	4,100,074
Change in Control (w/ or w/o termination)	—		50,468,772	(7)	50,468,772
Cole Muller
Termination w/o Cause or w/ Good Reason	1,000,000	(4)	1,658,196	(6)	2,658,196
Termination due to death or Disability	1,350,000	(3)	1,658,196	(6)	3,008,196
Change in Control (w/ or w/o termination)	—		32,001,696	(7)	32,001,696
_________________
(1)Amounts in this column are calculated based on the market value of the Company’s common stock as of December 31, 2024.

(2)Amount represents (i) cash payment equal to two-times the sum of Mr. McFarland’s base salary and target annual bonus for 2024, payable over 24 months following the separation date and (ii) full accelerated vesting of the remaining $1,000,000 payment of Mr. McFarland’s signing bonus, payable within 60 days following termination of employment.
(3)Upon termination of employment due to death or “Disability,” each NEO would be entitled to earn the unpaid portion of the annual bonus for 2024 based on actual performance results for 2024, pro-rated based on days employed during such period. Because these amounts are based on a hypothetical termination on December 31, 2024, these amounts reflect each NEO’s full bonus for 2024, without proration.
(4)For each NEO, amounts represent a cash payment equal to one-times the sum of their base salary and target annual bonus for the performance year in which the termination date occurs, payable over 12 months following the separation date.
(5)Amount represents the value of accelerated vesting of Mr. McFarland’s 148,762 unvested RSUs.
(6)For each NEO, represents the value of accelerated vesting of a pro rata portion of the next scheduled annual vesting tranche of each NEO’s outstanding RSUs, calculated based on the number of days from the vesting commencement date to the date of the NEO’s termination divided by 365 (and assuming a termination occurred on December 31, 2024).
(7)For each NEO, represents the value of (i) accelerated vesting of all outstanding RSUs and (ii) accelerated vesting of the number of PSUs that would vest based on achievement of performance criteria as of such Change in Control (which, assuming a Change in Control that occurred on December 31, 2024, and using our stock price of $201.47 as of such date, would result in vesting at 223% of target (inclusive of the kicker)).

Severance Entitlements Under Employment Agreements
Under the employment agreements between the Company and each of our NEOs (the “Employment Agreements”), if the Company terminates the NEO’s employment without “Cause” or the NEO terminates his employment for “Good Reason,” in each case, subject to timely execution of a release of claims and continued compliance with the restrictive covenant obligations set forth in the Employment Agreement, then (i) such NEO is entitled to a cash payment equal to one-times (or, for Mr. McFarland, two-times) the sum of his base salary and target annual bonus for the performance year in which such termination occurs, payable over 12 months (or, for Mr. McFarland, payable over 24 months) following the separation date, and (ii) for Mr. McFarland only, any unpaid portion of his signing bonus shall automatically vest and be paid within 60 days following the termination date.
Under the Employment Agreements, upon the applicable NEO’s termination of employment due to his death or Disability, such NEO is entitled to a pro rata portion of the NEO’s annual bonus for the year in which such termination occurs based on actual performance results for the applicable bonus year, prorated for the period of days beginning on January 1 and ending on the date of such termination of employment relative to the number of days in the applicable bonus year. Such prorated annual bonus is payable in cash at the same time corresponding annual bonuses are paid to similarly situated employees of the Company.
“Cause” is defined in each Employment Agreement as the NEO’s: (i) fraud or misconduct; (ii) violation of applicable law in connection with the management, operation or reputation of the Company or any other member of the Company Group (as defined therein) that results in (or could reasonably be expected to result in) material injury to the Company or any other member of the Company Group; (iii) material breach of the Employment Agreement or any other written agreement between the NEO and one or more members of the Company Group, including the NEO’s material breach of any representation, warranty or covenant made under any such agreement; (iv) act of theft, embezzlement or misappropriation of the property of the Company or any other member of the Company Group, in each case, that results in (or could reasonably be expected to result in) material financial or reputational harm to the Company or any other member of the Company Group; (v) breach of his duty of loyalty to the Company or violation of the Company’s policies (to the extent such policies have been clearly communicated in writing to NEO), including the Company’s code of conduct and business ethics (or similar policies), anti-harassment policy, anti-retaliation or policies related to age, sex or other prohibited discrimination in the workplace; or (vi) conviction or plea of nolo contendere to a felony or crime involving moral turpitude.
“Disability” is defined in each Employment Agreement as the NEO’s inability to perform the essential functions of his position (after accounting for reasonable accommodation, if applicable and required by applicable law), due to physical or mental impairment, that continues for a period in excess of 90 consecutive days or 180 days, whether or not consecutive (or for any longer period as may be required by applicable law), in any 12-month period (as determined in the reasonable opinion of a licensed physician).
“Good Reason” is defined in each Employment Agreement as the occurrence of any of the following, in each case without the NEO’s written consent and which the Company fails to cure within 30 days of receipt of notice: (i) a material adverse change in the NEO’s title, duties or responsibilities (including reporting responsibilities); (ii) a material reduction in the NEO’s base salary; (iii) a relocation of the NEO’s primary work location by a distance of more than 50 miles; or (iv) a material breach by the Company of any of its obligations under the respective Employment Agreement.

Treatment of Long-Term Equity Incentive Awards
Termination without Cause or with Good Reason; Death or Disability. Generally, for NEOs other than Mr. McFarland, (i) upon a termination of employment by the Company without “Cause” or a resignation by the recipient for “Good Reason” (each as defined in the applicable Employment Agreement) or (ii) upon a termination due to death or Disability (as defined in the applicable Employment Agreement), (a) a pro rata portion of the RSUs that otherwise would have vested on the next scheduled vesting date will vest, with all other unvested RSUs being forfeited, and (b) the target number of PSUs subject to the award will be reduced pro-rata to reflect the portion of the performance period during which the recipient was employed with the Company (and will otherwise remain outstanding and eligible to vest based on actual performance). Upon termination by the Company or the holder for any other reason, all unvested RSUs and PSUs will be canceled and forfeited.
For RSUs and PSUs granted to Mr. McFarland, upon a termination due to Mr. McFarland’s death or “Disability,” his RSUs and PSUs will vest in the same manner as the RSUs and PSUs held by the other NEOs. In the case of a termination of Mr. McFarland’s employment by the Company without “Cause” or a resignation for “Good Reason,” (a) all of Mr. McFarland’s outstanding unvested RSUs will immediately vest and (b) all of Mr. McFarland’s outstanding PSUs will fully time-vest and will remain outstanding and eligible to vest based on actual performance. Upon a termination of Mr. McFarland’s employment for any other reason, all unvested RSUs and PSUs will be canceled and forfeited
Change in Control. Upon the occurrence of a “Change in Control” (as defined in the 2023 Equity Plan) all outstanding RSUs and PSUs held by the NEOs will fully vest (with PSUs vesting based on the implied Adjusted Equity Value in connection with such Change in Control), subject to the NEO’s continued employment through such Change in Control.
Pay Versus Performance
The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to our NEOs for the fiscal year ended on December 31, 2024.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)		Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (2)		Value of Initial Fixed $100 Investment Based on:		Net Income ($mm) (4)	Adjusted EBITDA ($mm) (5)
							Total Shareholder Return (3)	Peer Group Total Shareholder Return (3)
2024	$6,258,127	$149,209,508	(6)	$2,337,702	$39,010,239	(6)	$158.02	$109.11	$1,013	$770
____________________
(1)This table represents pay versus performance information for Mark McFarland (“PEO”) and Terry Nutt, Brad Berryman, John Wander, and Cole Muller (the “Non-PEO NEOs”) for the fiscal year ending on December 31, 2024.
(2)In calculating the ‘compensation actually paid’ amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values for the RSUs did not materially differ from those disclosed at the time of grant, and for the PSUs were as follows: for December 31, 2023, a volatility of 25% and risk free rate of 4.15%, and for December 31, 2024, a volatility of 40% and risk free rate of 4.19%.
(3)The Company TSR and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 on July 10, 2024, the date the Company’s common stock began trading on Nasdaq, through December 31, 2024, reflecting the applicable measurement period as is used in Item 201(e) of Regulation S-K. The peer group used to determine the Company’s Peer Group TSR is the S&P Utility Index, as disclosed in our 2024 Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S‑K.
(4)Represents the amount of net income reflected in the Company’s audited GAAP financial statements for the fiscal year 2024.
(5)We have selected Adjusted EBITDA as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to our NEOs to company performance for fiscal year 2024. See Appendix A to this Proxy Statement for the definitions and reconciliations of non-GAAP financial measures.
(6)For fiscal year 2024, the “compensation actually paid” to the PEO and non-PEO NEOs reflects each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2024, computed in accordance with Item 402(v) of Regulation S-K:

	PEO	All NEOs (other than PEO)
Total Compensation Reported in Summary Compensation Table	$6,258,127	$2,337,702

Adjustments:
Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (from Prior Year-End to Year-End)	141,421,378	35,894,293
Plus, Vesting Date Fair Value of Awards Granted in the Covered Fiscal Year that Vested in that Year	1,530,003	778,244
Total Adjustments	142,951,381	36,672,537

Compensation Actually Paid for the Covered Fiscal Year	$149,209,508	$39,010,239

Pay Versus Performance Comparative Disclosure
The amounts set forth in the pay-versus-performance table above illustrate, for the fiscal year 2024, the “compensation actually paid” to our CEO and other NEOs and our total shareholder return, net income, and Adjusted EBITDA. Because we became a reporting company in the fiscal year 2024, we are not required to provide disclosure of any previous years. In future disclosure, as additional years are added to the table, we will be able to demonstrate how the compensation of our CEO and other NEOs correlates to these measures.
Pay Versus Performance Tabular List
The following table lists our most important performance measures used by us to link “compensation actually paid” to our NEOs to company performance for fiscal year 2024. The performance measures included in this table are not ranked by relative importance.

Most Important Performance Measures
Adjusted EBITDA
Adjusted Equity Value
Safety
Operating Performance
Adjusted Free Cash Flow

Director Compensation
The table below provides information on the compensation of our non-employee directors for service on the board of directors of the Company during the year ended December 31, 2024. As required by applicable SEC rules, the disclosure in this section covers all persons who at any time served as a director during 2024, other than Mr. McFarland, who currently serves as our Chief Executive Officer, and who did not receive additional compensation for serving as a director. For summary information on the provisions of the applicable plans and programs, refer to the discussion immediately following this table.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Stephen Schaefer	$250,000	$—	$250,000
Gizman Abbas (3)	185,000	—	185,000
Anthony Horton (4)	185,000	—	185,000
Karen Hyde (5)	180,000	—	180,000
Joseph Nigro (6)	172,500	—	172,500
Christine Benson Schwartzstein (7)	167,500	—	167,500
__________________
(1)Our non-employee directors serving on the Board receive a base annual cash retainer of $100,000, paid quarterly in arrears, and each received two additional payments of $25,000 each, as described further below. Mr. Schaefer served as the Non-Executive Chair of the Board and, in such capacity, received an additional cash retainer of $100,000.
(2)Each non-employee director held 8,265 unvested RSUs as of the end of fiscal year 2024. Mr. Schaeffer held 18,891 PSUs (based on the target level of performance) as of the end of fiscal year 2024.

(3)Mr. Abbas served as (i) the Chair of the Nominating and Governance Committee and received an additional cash retainer of $15,000 in such capacity, (ii) a member of the Audit Committee and received an additional cash retainer of $10,000 in such capacity, and (iii) a member of the Compensation Committee and received an additional cash retainer of $10,000 in such capacity.
(4)Mr. Horton served as (i) the Chair of the Compensation Committee and received an additional cash retainer of $15,000 in such capacity, (ii) a member of the Audit Committee and received an additional cash retainer of $10,000 in such capacity, and (iii) a member of the Risk Committee and received an additional cash retainer of $10,000 in such capacity.
(5)Ms. Hyde served as (i) the Chair of the Audit Committee and received an additional cash retainer of $20,000 in such capacity and (ii) a member of the Compensation Committee and received an additional cash retainer of $10,000 in such capacity.
(6)Mr. Nigro served as (i) the Chair of the Risk Committee and received an additional cash retainer of $15,000 in such capacity and (ii) a member of the Nominating and Governance Committee and received an additional cash retainer of $7,500 in such capacity.
(7)Ms. Benson served as (i) a member of the Risk Committee and received an additional cash retainer of $10,000 in such capacity and (ii) a member of the Nominating and Governance Committee and received an additional cash retainer of $7,500 in such capacity.

2024 Director Compensation
Under our director compensation program for non-employee directors of the Company, annual non-employee director fees for fiscal 2024 were set at $100,000 payable in cash quarterly in arrears. The Non-Executive Chair of the Board also receives an annual retainer in the amount of $100,000 (in addition to the standard annual non-employee director fees), payable in cash quarterly in arrears (or in restricted stock units with a one-year cliff). In addition, the Board approved two special payments of an additional $25,000 to each non-employee director as compensation for a number of additional off-cycle board and committee meetings in 2024, which were paid in cash in August and December 2024 respectively.
In addition to annual fees, non-employee directors serving on standing committees of the Board were paid as follows: an additional $10,000 Audit Committee members (or $20,000 for the Chair of the Audit Committee); an additional $10,000 for Compensation Committee members (or $15,000 for the Chair of the Compensation Committee); an additional $10,000 for Risk Oversight Committee members (or $15,000 for the Chair of the Risk Oversight Committee); and an additional $7,500 for Nominating and Governance Committee members (or $15,000 for the Chair of the Nominating and Governance Committee).
In addition to the fees above, each director serving on the Board as of May 17, 2023 received a grant of RSUs under the 2023 Equity Plan, which vests in equal annual installments over three years. In 2026, the Company intends to transition to annual equity grants for directors with one-year cliff vesting in an amount to be determined. Upon a termination of a non-employee director’s service on the Board for any reason, all unvested RSUs will be forfeited. Upon the occurrence of a “Change in Control” (as defined in the 2023 Equity Plan), all unvested RSUs held by non‑employee directors will immediately vest.
The non-employee directors may not sell or transfer any of the shares of common stock received upon vesting of RSUs until the earlier of a “Change in Control” or the third anniversary of the vesting commencement date.
2025 Director Compensation
Upon the recommendation of the Compensation Committee, in February 2025 the Board approved a grant of RSUs to each non-employee director, which will vest in full on the second anniversary of the grant date, in the following amounts in the amount of 1,789 RSUs to Mr. Schaefer and 717 to each other non-employee director. These RSUs were otherwise consistent with the terms applicable to the RSUs granted to non-employee directors in 2023. The Board also approved an increase in the annual director retainer for each non-employee director to $125,000 for fiscal 2025 and an increase in the additional annual retainer for the Non-Executive Chair to $125,000 (in addition to the standard annual non-employee director fees) for fiscal 2025. The 2025 director RSUs and increased retainer fees will be reflected in the director compensation disclosure of our 2026 proxy statement.
PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of the named executive officers.
As required by Section 14A of the Exchange Act, the Board is soliciting an advisory (non-binding) stockholder vote, commonly referred to as “Say-on-Pay,” to approve the compensation of the named executive officers whose compensation is disclosed in this Proxy Statement.
The Board strongly endorses our executive compensation program and recommends that the stockholders vote in favor of the following Resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this Proxy Statement.”
Stockholders are encouraged to review the Compensation Discussion and Analysis section as well as the accompanying tables and narrative disclosure referred to in the proposed resolution, which provide details about our executive compensation program as well as specific information about the compensation of our named executive officers.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this Proxy Statement. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders, and to the extent there is a significant vote against the above resolution, the Compensation Committee will consider the stockholders’ concerns and will evaluate any actions that it believes may be necessary to address those concerns.
PROPOSAL 3: ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Board recommends that you vote every ONE YEAR as the frequency of future advisory votes on executive compensation of the named executive officers.
Section 14A of the Exchange Act requires us to hold a separate, non-binding stockholder vote at least every six years to advise on the frequency of holding a stockholder advisory vote on the compensation of our named executive officers. We are providing stockholders the option of selecting a frequency of every one, two or three years. Stockholders have the option to vote for any one of the three options, or to abstain on the matter. We intend to hold the next non-binding advisory vote on the frequency of holding a stockholder advisory vote on the compensation of our named executive officers at the 2026 Annual Meeting.
Our Board recommends that stockholders approve holding a say-on-pay vote every year (an annual vote) because we continue to believe that an annual vote will promote best governance practices and facilitate our Compensation Committee’s and our senior management’s consideration of the views of our stockholders in structuring our compensation programs for our named executive officers. We believe that an annual vote will provide our Compensation Committee and our senior management with more direct input on, and reactions to, our current compensation practices, and better allow our Compensation Committee and our senior management to measure how they have responded to the prior year’s vote.
For the reasons discussed above, our Board recommends that stockholders vote in favor of holding an advisory say-on-pay vote on executive compensation at our annual meeting of stockholders every year. In voting on this advisory vote on the frequency of the say-on-pay vote, stockholders should be aware that they are not voting “for” or “against” the Board’s recommendation to vote for a frequency of every year. Rather, stockholders will be casting votes to recommend a say-on-pay vote frequency, which may be every year, two years, or three years or they may abstain entirely from voting on the proposal.
The frequency of the say-on-pay vote receiving either a majority of the votes cast in person or by proxy or at least the greatest number of votes cast in favor of such frequency, whether every year, every two years or every three years, will be the frequency of the say-on-pay vote that stockholders are deemed to have approved. Abstentions and broker non-votes do not constitute a vote for any particular frequency.
Additionally, although the outcome of this advisory vote on the frequency of future say-on-pay votes is non-binding, our Board will review and consider the outcome of this vote when making determinations as to when the say-on-pay vote will again be submitted to stockholders for approval at an annual meeting of stockholders.
PROPOSAL 4: APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN
The Board recommends that you vote “FOR” the approval of the Employee Stock Purchase Plan.
On November 7, 2024, the Board adopted, and on March 18, 2025, amended and restated, the Talen Energy Corporation 2025 Employee Stock Purchase Plan, including the reservation of 3,500,000 shares of our common stock for issuance under the ESPP, subject to the approval of our stockholders.

We believe that offering eligible employees an opportunity to purchase shares of our common stock under the ESPP enables us to attract and retain key personnel and helps to align employee and stockholder interests by encouraging employee stock ownership. We plan to offer eligible employees the opportunity to purchase shares of our common stock on a regular basis through payroll deductions under the ESPP. The ESPP is comprised of a “Section 423 Component” that is intended to be an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “Non-Section 423 Component” that need not satisfy the requirements for an “employee stock purchase plan.” Approval of the ESPP requires the affirmative FOR vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the proposal.
Consequences of Failing to Approve the Proposal
Although the initial Offering Period (as defined below) under the ESPP commenced January 1, 2025, if the ESPP is not approved by our stockholders, the initial Offering Period will terminate and the employees will not be able to acquire our Company’s common stock through the ESPP.
Summary of the ESPP
The following is a summary of certain major features of the ESPP. This summary is subject to and qualified in its entirety by the specific provisions contained in the full text of the ESPP, which is attached as Appendix B to this Proxy Statement.
Plan Administration
The Compensation Committee of our Board administers the ESPP and has full authority to make, administer and interpret such equitable rules and regulations regarding the ESPP as it deems advisable.
Eligibility
Persons eligible to participate in the ESPP are full-time employees of Talen or any of its subsidiaries designated as a participating employer, except for persons who are deemed for purposes of Section 423(b)(3) of the Code to own five percent or more of our voting stock. As of the date of this proxy statement, approximately 1,950 employees are eligible to participate in the ESPP. No employee may exercise an option granted under the Section 423 Component of the ESPP that permits the employee to purchase shares of our common stock having a value of more than $25,000 (determined using the fair market value of the stock at the time such option is granted) in any calendar year, and, unless otherwise determined by the Compensation Committee, in no event may a participant acquire more than 1,000 shares of our common stock in any single Offering Period under the ESPP.
Offering Periods; Exercise Price
The ESPP provides certain offering periods, not to exceed 27 months, as defined within an offering document approved by the Compensation Committee (each an “Offering Period,” and together the “Offering Periods”). Eligible employees may elect to become participants in the ESPP by enrolling prior to each Offering Period. At the end of each Offering Period, subject to the terms of the ESPP, the accumulated payroll deductions from each eligible employee who is then a participant in the ESPP are used to automatically purchase shares of the Company at 85% of the lesser of the closing price of the Company’s common stock on the first day or last day of the Offering Period. Shares are purchased through the accumulation of payroll deductions of not less than 1% nor more than 10% of each participant’s compensation.
Participation / Cancellation
A participant may only purchase shares under the ESPP during his or her lifetime and the ability to purchase shares under the ESPP is not transferable. Once an employee becomes a participant in the ESPP, that employee will automatically participate in successive Offering Periods until such time as that employee withdraws from the ESPP, becomes ineligible to participate in the ESPP, or his or her employment ceases. A participant may cancel his or her participation in the ESPP with respect to any Offering Period so long as the participant’s notice of cancellation is received by us at least two weeks prior to the applicable purchase date for an Offering Period. Participation in the ESPP automatically terminates upon a participant’s termination of employment for any reason. Upon any such cancellation or termination, all accumulated payroll deductions are refunded to the participant.

Shares Subject to the Plan
If the ESPP is approved by stockholders, the number of shares reserved and available for issuance under the ESPP will be 3,500,000 shares. If our capital structure changes because of a stock dividend, stock split or similar event, the number of shares that can be issued under the ESPP will be appropriately adjusted. The closing price per share of our common stock on Nasdaq as of March 18, 2025 was $202.75.
Corporate Transactions
In the event of any change in control, reorganization, merger, amalgamation, consolidation, combination, liquidation, dissolution or similar transaction, the Compensation Committee may, in its discretion, and on such terms and conditions as it deems appropriate, take any such actions as it determines to be appropriate to prevent dilution or enlargement of benefits, including but not limited to the following: (a) provide for either (i) termination of any outstanding option in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such option had such option been currently exercisable or (ii) the replacement of such outstanding option with other options or property selected by the Compensation Committee in its sole discretion; (b) provide that the outstanding options under the ESPP will be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or will be substituted for similar options covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (c) make adjustments in the number and type of shares of our common stock (or other securities or property) subject to outstanding options under the ESPP and/or in the terms and conditions of outstanding options and options that may be granted in the future; (d) provide that the offering and any applicable purchase period with respect to which an option relates will be shortened by setting a new exercise date on which such offering or applicable purchase period will end; and (e) provide that all outstanding options shall terminate without being exercised and all amounts in the accounts of participants shall be promptly refunded.
Amendments and Termination
Our Compensation Committee may at any time amend, suspend or terminate the ESPP. However, any such termination by the Compensation Committee will not affect a participant’s ability to purchase shares then outstanding under the ESPP. Certain amendments, such as an increase in the number of shares available for issuance under the ESPP, will not be effective without the approval of our stockholders.
Participation by the Company’s Named Executive Officers
Our named executive officers will be eligible to participate in the ESPP on the same terms and conditions as all other participants and will continue to remain eligible, conditioned on approval of the ESPP by our stockholders.
U.S. Federal Income Tax Considerations
The following summary describes U.S. federal income tax consequences of participation in the ESPP but is not a complete description of all U.S. federal tax laws or regulations that may apply and does not address any state or local laws.
The Section 423 Component of the ESPP is intended to qualify as an “employee stock purchase plan” as defined in Section 423(b) of the Code, which provides that an employee participating in the plan is not required to pay any federal income tax when joining the plan or when purchasing the shares of common stock at the end of the Offering Period. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them. If shares acquired under the ESPP are sold more than two years after the first day of the purchase period pursuant to which the shares were purchased, no taxable income results if the sale price is less than the price paid for the shares, and the employee will recognize a long-term capital loss for the difference between the sale price and the purchase price. If the proceeds of the sale are higher than the purchase price, the employee will recognize ordinary income for the year in which the sale occurs equal to the lesser of (a) fifteen percent (15%) of the fair market value of the common stock on the first day of the Offering Period in which the shares were purchased, or (b) the excess of the amount actually received for the shares over the amount paid. In addition, the employee will recognize a long-term capital gain in an amount equal to the difference between the proceeds of the sale and the employee’s basis in the shares (i.e., the employee’s purchase price plus the amount taxed to the employee as ordinary income).

If shares acquired under the ESPP are sold within two years of the first day of the purchase period pursuant to which the shares were purchased (a “Disqualifying Disposition”), the employee will recognize ordinary income equal to the difference between the fair market value of the shares on the last business day of the purchase period in which the shares were purchased and the employee’s purchase price. This amount is reportable as ordinary income even if no profit was realized on the sale of shares or the shares were sold at a loss. Long-term or short-term (depending on the holding period for the shares) capital gain or loss will be recognized in an amount equal to the difference between the proceeds of sale and the employee’s basis in the shares (i.e., the fair market value of the shares on the last business day of the purchase period in which the shares were purchased).
The Company will generally be entitled to a deduction in the year of a Disqualifying Disposition equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. In all other cases, no deduction is allowed.
New Plan Benefits
The benefits or amounts that will be received by or allocated to any individual or group of individuals under the ESPP are not determinable because they depend on the purchase price of our common stock in Offering Periods after the implementation of the ESPP, the market value of our shares on various future dates, the amount of contributions that eligible employees elect to make under the ESPP, and similar factors.
Equity Compensation Plan Information

The following table presents information as of December 31, 2024 with respect to compensation plans under which shares of our common stock may be issued. Such equity compensation plans include our 2023 Equity Plan and does not include information about additional securities that are subject to the ESPP.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plans Approved by Our Security Holders	—		—		—
Plans Not Approved by Our Security Holders (1)	2,687,226	(2)	$—	(3)	4,396,235	(4)
Total	2,687,226		—		4,396,235
__________________
(1)The formation of our 2023 Equity Plan was approved by the United States Bankruptcy Court for the Southern District of Texas (Houston Division) as part of the Joint Chapter 11 Plan of Reorganization upon our emergence from restructuring.
(2)Includes 557,011 RSUs and 2,130,215 PSUs (based on actual performance) outstanding under the 2023 Equity Plan as of December 31, 2024.
(3)No options were outstanding as of December 31, 2024, and neither RSUs nor PSUs have an exercise price.
(4)Reflects shares available for issuance under the 2023 Equity Plan.

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board recommends that you vote “FOR” the ratification of independent registered public accounting firm.
PricewaterhouseCoopers LLP (“PwC”) served as our independent registered public accounting firm in 2024. The Audit Committee has selected PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
The Board considers the selection of PwC to be in the best interests of the Company and its stockholders. Although stockholder approval is not required for the appointment of our independent registered public accounting firm, we are requesting such ratification because we believe it is a matter of good corporate practice. This proposal is considered a “routine” matter and, therefore, if a broker holds your shares and you do not provide voting instructions, your broker will have discretionary authority to vote your shares on this matter. Abstentions will not be counted as a vote cast and, therefore, will not affect the outcome of the proposal.

Representatives of PwC attended all regularly scheduled meetings of the Audit Committee in 2024 and have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. We expect that a representative of PwC will attend the Annual Meeting to answer appropriate questions and may also make a statement if they so desire.
Fees Paid to Independent Registered Public Accountants
The following table summarizes the fees for professional services rendered by PwC for the audit of the Company’s annual financial statements for the years ended December 31, 2024 and December 31, 2023 and for other fees for services rendered by PwC during those periods.
For additional information concerning the Audit Committee and its activities with PwC, see “—Audit Committee Report” and “—Audit Committee Policy for Pre-Approval of Independent Auditor Services” following this proposal description.

(in thousands)	2024	2023
Audit Fees (1)	$3,066	$6,408
Audit-Related Fees (2)	125	—
Tax Fees (3)	59	135
All Other Fees (4)	2	2
Total	$3,252	$6,545
________________________________
(1)Fees for our annual audit and quarterly review procedures and in connection with our uplisting and other public filings.
(2)Fees for assurance services rendered in connection with the remarketing of our PEDFA bonds in 2024.
(3)Fees for tax compliance services, including the preparation of certain of our tax returns.
(4)Fees for accounting research and disclosure software license costs.

Audit Pre-Approval Policies and Procedures
The Audit Committee’s charter requires the Audit Committee to approve in advance all audit and permitted non-audit and tax services that may be provided by our independent registered public accounting firm and establish policies and procedures for the Audit Committee’s pre-approval of permitted services in compliance with applicable SEC rules. The Audit Committee reviews such pre-approval policies at least annually pursuant to its charter.
Audit Committee Report
The purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits and to oversee our independent registered public accounting firm.
The Audit Committee’s principal responsibility is one of oversight. Management of the Company is responsible for preparing the Company’s financial statements determining that they are complete, accurate, and in accordance with generally accepted accounting principles and establishing satisfactory disclosure controls and internal control over financial reporting. PricewaterhouseCoopers LLP is responsible for auditing the Company’s financial statements and the effectiveness of the Company’s internal control over financial reporting. The Company’s internal and outside counsel are responsible for assuring compliance with laws and regulations and the Company’s corporate governance policies.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent auditors the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the completeness and clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent auditors such other matters as are required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
In addition, the Audit Committee received written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent auditors their independence, including whether the provision of services during the fiscal year ended December 31, 2024 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.
Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their audit, their observations on our internal controls and the overall quality of our financial reporting.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
The Audit Committee of the Board of Directors

Karen Hyde (Chair)
Gizman Abbas
Anthony Horton
ADDITIONAL INFORMATION
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information with respect to the beneficial ownership of our common stock as of March 19, 2025 for each person or group known to us who beneficially owns more than 5% of our common stock, each of our directors, each of our Named Executive Officers and all of our directors and officers as a group. As of March 19, 2025, there were 45,509,780 shares of our common stock outstanding.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over the security or has the right to acquire the security within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.
Unless otherwise indicated, the address of each beneficial owners listed below is c/o 2929 Allen Pkwy, Suite 2200, Houston, Texas 77019.

Name of Beneficial Owner	Shares Beneficially Owned
	Common Stock
	Shares	%
5% Stockholders
Entities Affiliated with Rubric Capital Management LP (1)	6,123,500	13%
The Vanguard Group (2)	4,786,331	11%
MFN Partners, LP (3)	3,000,000	7%
Named Executive Officers and Directors
Mark “Mac” McFarland (4)(5)	74,280	*
Stephen Schaefer (4)	4,133	*
Gizman Abbas (4)	4,133	*
Anthony Horton (4)	5,133	*
Karen Hyde (4)	4,133	*
Joseph Nigro (4)	4,133	*
Christine Benson Schwartzstein (4)	4,133	*
Terry L. Nutt (5)	–	*
John C. Wander (5)	–	*
Brad L. Berryman (5)	20,779	*
Cole Muller (5)	13,176	*
All directors and executive officers as a group (15 persons)	185,147	*
________________________________
*    Represents beneficial ownership of less than 1%.

(1)Based on the Schedule 13G/A filed on February 13, 2025 by Rubric Capital Management LP (“Rubric Capital”) and David Rosen, which reported that, as of December 31, 2024, Rubric Capital and Mr. Rosen have shared voting power and shared dispositive power over 6,123,500 shares of common stock. Certain investment funds and/or accounts for which Rubric Capital is an investment advisor hold all 6,123,500 shares of common stock. The sole general partner of Rubric Capital is Rubric Capital Management GP LLC. The managing member of Rubric Capital Management GP LLC is David Rosen. Mr. Rosen may be deemed to have shared voting and investment power of the securities managed or sub-managed, as applicable, by Rubric Capital Management LP. Mr. Rosen disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address of Rubric Capital and Mr. Rosen is 155 East 44th St, Suite 1630, New York, NY 10017.
(2)Based on the Schedule 13G filed on January 8, 2025 by The Vanguard Group (“Vanguard”), which reported that, as of December 31, 2024, Vanguard had shared voting power over 8,185 shares of common stock, sole dispositive power over 4,511,329 shares of common stock and shared dispositive power over 48,933 shares of common stock. The address of principal business office of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(3)Based on the Schedule 13G filed on August 5, 2024 by (i) MFN Partners, LP (the “MFN Partnership”); (ii) MFN Partners GP, LLC (“MFN GP”), as the general partner of the MFN Partnership; (iii) MFN Partners Management, LP (“MFN Management”), as the investment adviser to the MFN Partnership; (iv) MFN Partners Management, LLC (“MFN LLC”), as the general partner of MFN Management; (v) Michael F. DeMichele, as a managing member of MFN GP and of MFN LLC; and (vi) Farhad Nanji, as a managing member of MFN GP and of MFN LLC (collectively, “MFN”), which reported that, as of July 25, 2024, MFN collectively owned 3,000,000 shares of common stock with shared voting power and shared dispositive power. The address of the principal business office of each of the MFN Partnership, MFN GP, MFN Management, MFN LLC and Messrs. DeMichele and Nanji is c/o MFN Partners Management, LP, 222 Berkeley Street, 13th Floor, Boston, MA 02116.
(4)Director of the Company.
(5)NEO of the Company.

Communication with the Company
Communication with Our Board
Our Board and management believe strongly in the benefits of listening and communicating continually with a wide array of stockholders and stakeholders. Stockholders or other interested parties may communicate with the entire Board or any individual member of the Board by writing to Stephen Schaefer, Chairman, at the address provided below. All written inquiries will be immediately forwarded as directed. In addition, any concern or inquiry may be communicated by calling the Talen Ethics Helpline at (800) 935-4837 or by going to https://talenethicshelpline.alertline.com (through which anonymous communication is also available).
Company Documents
We will provide to any stockholder or potential investor, free of charge, a copy of this Proxy Statement and the Annual Report. These documents are also available on our Investor Relations website at https://ir.talenenergy.com/.
Company Contact
Information relating to our corporate governance, including our Code of Business Conduct and Ethics, our Committee Charters, information concerning our executive officers and Board members, and ways to communicate with us, is available on our Investor Relations website at https://ir.talenenergy.com/. We will provide any of the foregoing information free of charge upon written request to our Corporate Secretary.
Our Corporate Secretary and our Investor Relations Departments can be contacted as follows:
By mail:
Talen Energy Corporation
2929 Allen Pkwy, Suite 2200
Houston, TX 77019
Corporate Secretary: LegalServices@talenenergy.com
Investor Relations: InvestorRelations@talenenergy.com
Stockholder Proposals for the 2026 Annual Meeting
Stockholder Proposals under Rule 14a-8
Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal to be considered for inclusion in our proxy materials and for presentation at the 2026 Annual Meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. Rule 14a-8 stockholder proposals must be received by the Company’s Corporate Secretary at the Company’s principal executive offices located at 2929 Allen Pkwy, Suite 2200, Houston, Texas 77019 no later than November 19, 2025.

Stockholder Director Nominations and Other Proposals
Stockholders of record who desire to nominate one or more director candidates for election at the 2026 Annual Meeting or to submit a proposal of other business for action at the 2026 Annual Meeting (in each case, other than stockholder proposals in accordance with Rule 14a-8) must deliver timely notice thereof in proper written form to the our Corporate Secretary at Attn: Corporate Secretary, 2929 Allen Pkwy, Suite 2200, Houston, Texas 77019 and by electronic mail to LegalServices@talenenergy.com (Attn: Corporate Secretary) not earlier than close of business on November 19, 2025 and not later than close of business on December 19, 2025. Any such notice must also comply with the disclosure, procedural, and other requirements as set forth in our Bylaws.
In addition to satisfying the requirements under the Bylaws described in the immediately preceding paragraph, to comply with the universal proxy rules under the Exchange Act, any stockholder who intends to solicit proxies in support of director nominees other than the nominees selected by the Board must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in accordance with the time period set forth immediately above for providing notice of stockholder nominations for director candidates.
FREQUENTLY ASKED QUESTIONS ABOUT THE MEETING AND VOTING
When and where will the Annual Meeting be held?
We will hold our 2025 Annual Stockholders Meeting on May 7, 2025 at 1:00 PM Central Daylight Time via the Internet at www.virtualshareholdermeeting.com/TLN2025. Prior registration will be required to attend the Annual Meeting.
Who is soliciting my vote?
The Board is soliciting your vote for the Annual Meeting.
Who may vote?
You may, and we encourage you to, vote if you were a holder of record of our common stock as of the close of business on March 19, 2025, the record date for the Annual Meeting. Each share of common stock is entitled to one vote. As of the record date, there were 45,509,780 shares of our common stock outstanding and entitled to vote.
What am I voting on and how does the Board recommend that I vote?

Proposal No.	Description of Proposal	Page Where You Can Find More Information	Board Recommendation
(1)	Elect the nominees identified in the Proxy Statement to serve as directors of the Company until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified.	2	FOR each director nominee
(2)	Approve, on a non-binding advisory basis, the compensation of our named executive officers.	30	FOR
(3)	Approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.	31	EVERY ONE YEAR
(4)	Approve our 2025 Employee Stock Purchase Plan.	31	FOR
(5)	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025.	34	FOR

In addition, stockholders will be asked to consider at the Annual Meeting such other business as may properly come before the meeting or any adjournment thereof. For any other matters that may be properly presented for consideration at the Annual Meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. As of the date of this Proxy Statement, we do not anticipate that any other matters will be properly presented for consideration at the Annual Meeting.

How do I cast my vote?
You may vote by any of the following methods:

Internet
Visit the website shown on the proxy card (www.proxyvote.com) and follow the instructions at that website at any time prior to 11:59 PM Eastern Time on May 6, 2025. You will need the Control Number included on your proxy card. Online procedures are designed to ensure authenticity and correctness of your proxy vote instructions.

Telephone Call the toll-free number shown on the proxy card (1-800-690-6903) and follow the instructions at any time prior to 11:59 PM Eastern Time on May 6, 2025.

Mail
If you receive a paper copy, complete, sign, and date the proxy card and return it in the prepaid envelope. Your proxy card must be received by the Company before voting closes during the Annual Meeting.

During the Meeting If you are a stockholder of record on the record date, you may attend the Annual Meeting via the Internet and vote during the meeting.
Can I change my vote?
Yes. You may change your vote or revoke your proxy before the voting polls are closed at the Annual Meeting by the following methods:
•voting again by telephone (at 1-800-690-6903) or the Internet (at www.proxyvote.com);
•sending us a signed and dated proxy card dated later than your last vote;
•notifying our Corporate Secretary in writing (in the case of a revocation); or
•voting at the virtual Annual Meeting via the Internet (at www.virtualshareholdermeeting.com/TLN2025).
How many votes must be present to hold the Annual Meeting?
A quorum of stockholders is necessary for a valid meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock will constitute a quorum for the Annual Meeting.
What is a broker non-vote?
A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner. Under the rules of Nasdaq, brokers do not have discretionary authority to vote shares in connection with non-routine matters without instructions from the beneficial owner. Therefore, if you hold your shares in the name of a bank, broker, or other holder of record, for your vote to be counted on any of the proposals other than Proposal 5 (ratification of independent registered public accounting firm), you will need to communicate your voting decisions to your bank, broker, or other holder of record before the deadline provided by such bank, broker, or other holder of record.
What vote is required to elect directors?
Pursuant to our Bylaws, all elections of directors are determined by a “plurality” of the votes cast, which means that the nominees for director who receive the greatest number of votes cast at the Annual Meeting will be elected as directors. Cumulative voting is not permitted in the election of directors. You may vote “for” or “withhold” authority to vote for each of the nominees for the Board. Because the nominees for director who receive the greatest number of votes cast at the Annual Meeting will be elected as directors, “withhold” votes and broker non-votes will not affect the outcome of the voting on director elections.

What vote is required to approve, on an advisory basis, the compensation of our named executive officers?
Approval, on an advisory basis, of the compensation of our named executive officers requires the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will not be counted as a vote cast and, therefore, will not affect the outcome of the vote on this proposal. Likewise, broker non-votes will not affect the outcome of the vote on this proposal.
What vote is required to approve the frequency of future advisory votes on named executive officer compensation?
The frequency of the say-on-pay vote receiving either a majority of the votes cast in person or by proxy or at least the greatest number of votes cast in favor of such frequency, whether every year, every two years, or every three years, will be the frequency of the say-on-pay vote that stockholders are deemed to have approved. Abstentions and broker non-votes do not constitute a vote for any particular frequency and, accordingly, will not affect the outcome of the vote on this proposal.
Additionally, although the outcome of this advisory vote on the frequency of future say-on-pay votes is non-binding, our Board will review and consider the outcome of this vote when making determinations as to when the say-on-pay vote will again be submitted to stockholders for approval at an annual meeting of stockholders.
What vote is required to approve the ESPP?
Approval of the ESPP requires the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will not be counted as a vote cast and, therefore, will not affect the outcome of the vote on this proposal. Likewise, broker non-votes will not affect the outcome of the vote on this proposal.
What vote is required to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year 2025?
Approval of the proposal to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year 2025 requires the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. You may vote “for” or “against” this proposal or you may abstain from voting on this proposal. Abstentions will not be counted as a vote cast and, therefore, will not affect the outcome of the vote on this proposal. We believe this proposal is a “routine” matter, and as a result, we do not expect there to be any broker non-votes for this proposal.
Who pays for the proxy solicitation related to the Annual Meeting?
The solicitation is being made by the Company and the Company will pay the cost of soliciting proxies. In addition to sending you these proxy materials or otherwise providing you access to these proxy materials, some of our officers, as well as management and non-management employees, may contact our stockholders by telephone, by electronic means, or in person. None of these officers or employees will receive additional compensation for any such solicitation. We will also request brokers and other fiduciaries to forward proxy soliciting materials to the beneficial owners of shares of our common stock that are held of record by such brokers and fiduciaries, and we will reimburse their reasonable out-of-pocket expenses.
How can I view the stockholder list?
We will make available, through electronic means, a list of stockholders of record as of the record date for inspection by stockholders for any purpose germane to the Annual Meeting during the ten days preceding the Annual Meeting. To access the electronic stockholder list during this time, please send your request, and proof of ownership, by email to InvestorRelations@talenenergy.com. The list of stockholders of record as of the record date will be made available for inspection by stockholders during the Annual Meeting through the virtual meeting website.
Householding; Availability of Annual Report on Form 10-K and Proxy Statement
We are providing our notice of the Annual Meeting, access to this Proxy Statement, and access to the Annual Report via the “Notice and Access” method. For those stockholders who request paper copies of the foregoing documents and share the same last name and address, they may receive one copy of the Proxy Statement and

Annual Report unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Each street name stockholder receiving this Proxy Statement by mail will continue to receive a separate voting instruction form. If you would like an additional copy of this Proxy Statement or the Annual Report, these documents are available in digital form for download or review by visiting our Investor Relations website at https://ir.talenenergy.com/. Alternatively, we will promptly send a copy of these documents to you without charge upon request to our master tabulator, Broadridge Financial Solutions, at the following email address: sendmaterial@proxyvote.com or telephone number: 1-800-579-1639. If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact us by email at sendmaterial@proxyvote.com or by calling 1-800-579-1639.

APPENDIX A: NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA and Adjusted Free Cash flow, which we use as measures of our performance and liquidity, are not financial measures prepared under GAAP. Non-GAAP financial measures do not have definitions under GAAP and may be defined and calculated differently by, and not be comparable to, similarly titled measures used by other companies. Non-GAAP measures are not intended to replace the most comparable GAAP measures as indicators of performance. Generally, a non-GAAP financial measures is a numerical measure of financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Management cautions readers not to place undue reliance on the following non-GAAP financial measures, but to also consider them along with their most directly comparable GAAP financial measures. Non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP.
Adjusted EBITDA
We use Adjusted EBITDA to: (i) assist in comparing operating performance and readily view operating trends on a consistent basis from period to period without certain items that may distort financial results; (ii) plan and forecast overall expectations and evaluate actual results against such expectations; (iii) communicate with our Board of Directors, shareholders, creditors, analysts, and the broader financial community concerning our financial performance; (iv) set performance metrics for our annual short-term incentive compensation; and (v) assess compliance with our indebtedness.
Adjusted EBITDA is computed as net income (loss) adjusted, among other things, for certain: (i) nonrecurring charges; (ii) non-recurring gains; (iii) non-cash and other items; (iv) unusual market events; (v) any depreciation, amortization, or accretion; (vi) mark-to-market gains or losses; (vii) gains and losses on the nuclear facility decommissioning trust (“NDT”); (viii) gains and losses on asset sales, dispositions, and asset retirement; (ix) impairments, obsolescence, and net realizable value charges; (x) interest expense; (xi) income taxes; (xii) legal settlements, liquidated damages, and contractual terminations; (xiii) development expenses; (xiv) noncontrolling interests, except where otherwise noted; and (xv) other adjustments. Such adjustments are computed consistently with the provisions of our indebtedness to the extent that they can be derived from the financial records of the business. Pursuant to TES’s debt agreements, Cumulus Digital contributes to Adjusted EBITDA beginning in the first quarter 2024, following termination of the Cumulus Digital credit facility and associated cash flow sweep.
Additionally, we believe investors commonly adjust net income (loss) information to eliminate the effect of nonrecurring restructuring expenses and other non-cash charges, which can vary widely from company to company and from period to period and impair comparability. We believe Adjusted EBITDA is useful to investors and other users of our financial statements to evaluate our operating performance because it provides an additional tool to compare business performance across companies and between periods. Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to such items described above. These adjustments can vary substantially from company to company and period to period depending upon accounting policies, book value of assets, capital structure, and the method by which assets were acquired.
Adjusted Free Cash Flow
Adjusted Free Cash Flow is utilized by our chief operating decision makers to evaluate cash flow activities. Adjusted Free Cash Flow is computed as Adjusted EBITDA reduced by capital expenditures (including nuclear fuel but excluding development, growth, and (or) conversion capital expenditures), cash payments for interest and finance charges, cash payments for taxes (excluding income taxes paid from the NDT, taxes paid or deductions taken as a result of strategic asset sales, and benefits of the Nuclear PTC utilized to reduce taxes paid), and pension contributions.
We believe Adjusted Free Cash Flow is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to determine a company’s ability to meet future obligations and to compare business performance across companies and across periods. Adjusted Free Cash Flow is widely used by investors to measure a company’s levered cash flow without regard to items such as ARO settlements; nonrecurring development, growth and conversion expenditures; and cash proceeds or payments for the sale or purchase of assets, which can vary substantially from company to company and from period to period depending upon accounting methods, book value of assets, capital structure, and the method by which assets were acquired.
A-1

Adjusted EBITDA / Adjusted Free Cash Flow Reconciliation
The following table presents a reconciliation of the GAAP financial measures of “Net Income (Loss)” presented on the Consolidated Statements of Operations to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow:

(Millions of Dollars)	Year Ended December 31, 2024
Net Income (Loss)	$1,013
Adjustments
Interest expense and other finance charges	238
Income tax (benefit) expense	98
Depreciation, amortization and accretion	298
Nuclear fuel amortization	123
Unrealized (gain) loss on commodity derivative contracts	(62)
Nuclear decommissioning trust funds (gain) loss, net	(178)
Stock-based compensation expense	33
Long-term incentive compensation expense	21
(Gain) loss on asset sales, net (a)	(884)
Non-cash impairments	1
Legal settlements and litigation costs	(10)
Unusual market events	(1)
Net periodic defined benefit cost	14
Operational and other restructuring activities (b)	76
Development expenses	1
Non-cash inventory net realizable value, obsolescence, and other charges	20
Noncontrolling interest	(21)
Other	(10)
Total Adjusted EBITDA	$770

Capital expenditures, net	(177)
Interest and finance charge payments	(252)
Tax payments	(4)
Pension contributions	(54)
Total Adjusted Free Cash Flow	$283
_______________
(a)For additional information, see Note 20 to the Annual Financial Statements included in our Annual Report on Form 10-K for the year ended 2024.
(b)Primarily includes the effects of nonrecurring ERCOT hedge settlements that occurred after the sale of our ERCOT assets and severance payments associated with cost reduction initiatives.
A-2

APPENDIX B: 2025 EMPLOYEE STOCK PURCHASE PLAN
TALEN ENERGY CORPORATION
___________________________________
AMENDED AND RESTATED
2025 EMPLOYEE STOCK PURCHASE PLAN
___________________________________
ARTICLE I.
PURPOSE
The purpose of this Amended and Restated Talen Energy Corporation 2025 Employee Stock Purchase Plan (as it may be amended or restated from time to time, this “Plan”) is to assist Eligible Employees of Talen Energy Corporation, a Delaware corporation (the “Company”) and its Designated Subsidiaries in acquiring a stock ownership interest in the Company. This Plan consists of two components: (i) the Section 423 Component and (ii) the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. The Non-Section 423 Component authorizes the grant of rights which need not qualify as rights granted pursuant to an “employee stock purchase plan” under Section 423 of the Code. Rights granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and Designated Subsidiaries, but shall not be intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.
ARTICLE II.
DEFINITION AND CONSTRUCTION
Wherever the following terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.
2.1    “Administrator” means the entity that conducts the general administration of this Plan as provided in Article XI. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of this Plan as provided in Article XI.
2.2    “Applicable Law” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.
2.3     “Board” means the Board of Directors of the Company.
2.4    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be a reference to any successor provision and any guidance and treasury regulation promulgated thereunder.
2.5     “Common Stock” means the common stock, $0.001 par value per share, of the Company.
2.6    “Compensation” of an Eligible Employee means wages as defined in Code Section 3401(a) plus amounts that would be included in wages but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) and all other payments of compensation to an Employee by the Company or a Designated Subsidiary (in the course of the Company’s or such Designated Subsidiary’s trade or business) for services to the Company and the Designated Subsidiaries while employed as an Employee for which the Company or a Designated Subsidiary is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). Compensation does not include amounts received by a Participant after severance from employment.

2.7    “Designated Subsidiary” means any Subsidiary designated by the Administrator in accordance with Section 11.2(b).
2.8    “Effective Date” means the date this Plan is adopted by the Board.
2.9    “Eligible Employee” means:
(a)     an Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Shares and other securities of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.
(b)     Notwithstanding the foregoing, the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period under the Section 423 Component if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two (2) years); (iii) such Employee’s customary employment is for twenty (20) hours per week or less; (iv) such Employee’s customary employment is for less than five (5) months in any calendar year; and/or (v) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Shares under this Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Shares under this Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause this Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (i), (ii), (iii), (iv) or (v) of this Section 2.9(b) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).
(c)    Further notwithstanding the foregoing, with respect to the Non-Section 423 Component, the first sentence in this definition shall apply in determining who is an “Eligible Employee,” except (i) the Administrator may limit eligibility further within the Company or a Designated Subsidiary so as to only designate some Employees of the Company or a Designated Subsidiary as Eligible Employees, and (ii) to the extent the restrictions in the first sentence in this definition are not consistent with applicable local laws, the applicable local laws shall control.
(d)    Each Employee who is subject to a collective bargaining agreement or other labor-related contract with a union, works council, labor organization, or other employee representative (each, a “Labor Agreement”) and is otherwise an Eligible Employee under Sections 2.9(a), (b), and (c) shall be an Eligible Employee; provided, that, with respect to any Offering Period, an Employee who is subject to a Labor Agreement that, as of the applicable Enrollment Date, prohibits participation in this Plan shall not participate in such Offering Period. Any such union, works council, labor organization or other employee representative may elect to permit participation in this Plan by providing written notice of such determination to the Administrator no later than thirty (30) days prior to the applicable Enrollment Date.
2.10    “Employee” means, (a) with respect to the Non-Section 423 Component, any individual who renders services to the Company or any Designated Subsidiary in the status of an employee, and (b) with respect to the Section 423 Component, a person who is an employee within the meaning of Section 3401(c) of the Code. For purposes of an individual’s participation in, or other rights under this Plan, all determinations by the Company shall be final, binding and conclusive, notwithstanding that any court of law or governmental agency subsequently makes a contrary determination. For purposes of this Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period.
2.11    “Enrollment Date” means the first Trading Day of each Offering Period, unless otherwise specified in the Offering Document.

2.12    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.
2.13    “Fair Market Value” means, as of any date, the value of a Share determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in good faith in its sole discretion.
2.14    “Non-Section 423 Component” means those Offerings under this Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that need not satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.
2.15    “Offering” means an offer under this Plan of a right to purchase Shares that may be exercised during an Offering Period as further described in Article IV hereof. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of this Plan will separately apply to each Offering. To the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treasury Regulation Section 1.423-2(a)(2) and (a)(3).
2.16    “Offering Document” has the meaning given to such term in Section 4.1.
2.17    “Offering Period” has the meaning given to such term in Section 4.1.
2.18    “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
2.19    “Participant” means any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to this Plan.
2.20    “Purchase Date” means the last Trading Day of each Purchase Period, unless otherwise specified in the Offering Document.
2.21    “Purchase Period” means one or more periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, in the event no Purchase Period is designated by the Administrator in the applicable Offering Document, the Purchase Period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.
2.22    “Purchase Price” means the purchase price designated by the Administrator in the applicable Offering Document (which purchase price, for purposes of the Section 423 Component, shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be eighty-five percent (85%) of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.

2.23    “Section 409A” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.
2.24    “Section 423 Component” means those Offerings under this Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that are intended to satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.
2.25    “Share” means a share of Common Stock.
2.26    “Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary. In addition, with respect to the Non-Section 423 Component, Subsidiary shall include any corporate or non-corporate entity in which the Company has a direct or indirect equity interest or significant business relationship.
2.27    “Trading Day” means a day on which national stock exchanges in the United States are open for trading.
ARTICLE III.
SHARES SUBJECT TO THIS PLAN
3.1    Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under this Plan (including pursuant to rights granted under the Section 423 Component of the Plan) shall be 3,500,000 Shares. If any right granted under this Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under this Plan.
3.2    Stock Distributed. Any Common Stock distributed pursuant to this Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.
ARTICLE IV.
OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES
4.1    Offering Periods. The Administrator may from time to time grant, or provide for the grant of, rights to purchase Shares under this Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate in its sole discretion. The Administrator shall establish in each Offering Document one or more Purchase Periods during such Offering Period during which rights granted under this Plan shall be exercised and purchases of Shares carried out during such Offering Period shall be made in accordance with such Offering Document and this Plan. Except as otherwise determined by the Administrator or provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering. Notwithstanding the foregoing, the terms of separate Offering Periods under this Plan need not be identical. Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of this Plan.
4.2    Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):
(a)     the length of the Offering Period, which period shall not exceed twenty-seven (27) months;

(b)    the length of the Purchase Period(s) within the Offering Period, if applicable;
(c)    the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period (which, in the absence of a contrary designation by the Administrator, shall be 1,000 Shares); and
(d)    such other provisions as the Administrator determines are appropriate, subject to this Plan.
ARTICLE V.
ELIGIBILITY AND PARTICIPATION
5.1    Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in this Plan during such Offering Period, subject to the requirements of this Article V and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.
5.2    Enrollment in Plan.
(a)    Except as otherwise set forth herein, in an Offering Document or as determined by the Administrator, an Eligible Employee may become a Participant in this Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.
(b)    Each such subscription agreement shall designate a whole number percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under this Plan. Such payroll deductions may not be less than the minimum amount specified by the Administrator in the applicable Offering Document (which shall be one percent (1%) in the absence of any such designation) and may not be greater than the maximum amount specified by the Administrator in the applicable Offering Document (which shall be ten percent (10%) in the absence of any such designation). The payroll deductions made for each Participant shall be credited to an account for such Participant under this Plan and shall be deposited with the general funds of the Company.
(c)    A Participant may decrease (but not increase) the percentage of Compensation designated in the Participant’s subscription agreement (to as low as zero), subject to the limits of this Section 5.2 and subject to Section 5.9, at any time during an Offering Period; provided, however, that the Administrator may limit the number of times a Participant may decrease the Participant’s payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed one decrease (but no increases) to the Participant’s payroll deduction elections during each Offering Period with respect to such Offering Period). Any such change of payroll deductions shall be effective with the first full payroll period following ten (10) business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant decreases the Participant’s payroll deductions to zero, such Participant’s cumulative payroll deductions prior to such decrease shall remain in the Participant’s account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless the Participant withdraws from participation in this Plan pursuant to Article VII.
(d)    Except as otherwise set forth in Section 5.8, in an Offering Document or as determined by the Administrator, a Participant may participate in this Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period. Notwithstanding any other provisions of this Plan to the contrary, in non-U.S. jurisdictions where participation in this Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s account under this Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, any such alternative method of contribution must comply with the requirements of Section 423 of the Code.
5.3    Payroll Deductions. Except as otherwise set forth in Section 5.8, in an Offering Document or as determined by the Administrator, payroll deductions for a Participant shall commence on the first payroll following the

Enrollment Date and shall end on the last payroll in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively.
5.4    Effect of Enrollment. A Participant’s completion of a subscription agreement will automatically enroll such Participant in this Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under this Plan as provided in Article VII or otherwise becomes ineligible to participate in this Plan.
5.5    Limitation on Purchase of Common Stock. An Eligible Employee may be granted rights under the Section 423 Component of this Plan only if such rights, together with any other rights granted to such Eligible Employee under any “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.
5.6    Suspension of Payroll Deductions. Notwithstanding the foregoing, with respect to the Section 423 Component, to the extent necessary to comply with Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant, without interest, in one lump sum in cash as soon as reasonably practicable after the Purchase Date.
5.7    Foreign Employees. In order to facilitate participation in this Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. With respect to the Section 423 Component, such special terms may not be more favorable than the terms of rights granted under this Plan to Eligible Employees who are residents of the United States, and must satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. Notwithstanding the foregoing, no such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are foreign nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions.
5.8    Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in this Plan by making cash payments to the Company on the Participant’s normal payday equal to the Participant’s authorized payroll deduction.
5.9    Insider Trading Policy. Notwithstanding anything to the contrary in this Plan, any Participant’s enrollment in the Plan, election made under the Plan or transaction made pursuant to the Plan, in each case, is in all respects subject to the terms and conditions of any insider trading policy of the Company adopted by the Board from time to time.
ARTICLE VI.
GRANT AND EXERCISE OF RIGHTS
6.1    Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period pursuant to the terms of the Plan shall be granted a right to purchase, subject to the maximum number of Shares specified under Section 4.2 and the limits in Section 5.5, on each Purchase Date during such

Offering Period (at the applicable Purchase Price), a number of whole Shares determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). Such right shall expire on the earliest of: (x) the last Purchase Date of the Offering Period, (y) the last day of the Offering Period and (z) the date on which the Participant withdraws from participation in the Plan in accordance with Section 7.1 or Section 7.3.
6.2    Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares pursuant to Section 6.1, up to the maximum number of Shares permitted pursuant to the terms of this Plan and the applicable Offering Document, at the Purchase Price. Shares issued pursuant to this Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.
6.3    Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under this Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under this Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Shares are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make a pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under this Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant, without interest, in one lump sum in cash as soon as reasonably practicable after the Purchase Date or such earlier date as determined by the Administrator.
6.4    Withholding. At the time a Participant’s rights under this Plan are exercised, in whole or in part, or at the time some or all of the Shares issued under this Plan are disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including, without limitation, any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Shares by the Participant.
6.5    Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under this Plan prior to fulfillment of all of the following conditions:
(a)    The admission of such Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed;
(b)    The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable;
(c)    The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)    The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and
(e)    The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE VII.
WITHDRAWAL; CESSATION OF ELIGIBILITY
7.1    Withdrawal. A Participant may withdraw during an Offering Period all, but not less than all, of the payroll deductions credited to the Participant’s account and not yet used to exercise the Participant’s rights under this Plan by delivering written notice to the Company in a form acceptable to the Company and at such time prior to the Purchase Date for such Offering Period as may be established by the Administrator in the applicable Offering Document (and in the absence of any specific designation by the Administrator, no later than two (2) weeks prior to the Purchase Date for such Offering Period). All of the Participant’s payroll deductions credited to the Participant’s account during such Offering Period not yet used to exercise the Participant’s rights under this Plan shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal, without interest, and such Participant’s rights for such Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the immediately subsequent Offering Period unless the Participant timely delivers to the Company a new subscription agreement pursuant to Section 5.2.
7.2    Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon a Participant’s eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary, or in any subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
7.3    Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, such Participant shall be deemed to have elected to withdraw from this Plan pursuant to this Article VII, and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid, without interest, to such Participant or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated. If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component or (ii) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between entities participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.
ARTICLE VIII.
ADJUSTMENTS UPON CHANGES IN STOCK
8.1    Changes in Capitalization. Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), change in control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under this Plan or with respect to any outstanding purchase rights under this Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under this Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established pursuant to Section 4.2 (as may be modified by the Offering Document) on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.
8.2    Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan or with respect to any right under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(a)    To provide for either (i) the termination of any outstanding right to purchase Shares granted under this Plan in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;
(b)    To provide that the outstanding rights to purchase Shares granted under this Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(c)    To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights to purchase Shares granted under this Plan and/or in the terms and conditions of outstanding rights and rights that may be granted under this Plan in the future;
(d)    To provide that Participants’ accumulated payroll deductions may be used to purchase Shares prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion, and the Participants’ rights under the ongoing Offering Period(s) shall be terminated as of such prior purchase date; and/or
(e)    To provide that all outstanding rights to purchase Shares granted under this Plan shall terminate without being exercised.
8.3    No Adjustment Under Certain Circumstances. No adjustment or action described in this Article VIII or in any other provision of this Plan shall be authorized to the extent that such adjustment or action would cause the Section 423 Component of this Plan to fail to satisfy the requirements of Section 423 of the Code.
8.4    No Other Rights. Except as expressly provided in this Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in this Plan or pursuant to action of the Administrator under this Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under this Plan or the Purchase Price with respect to any outstanding rights.
ARTICLE IX.
AMENDMENT, MODIFICATION AND TERMINATION
9.1    Amendment, Modification and Termination. The Administrator may amend, suspend or terminate this Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend this Plan to: (a) increase the aggregate number, or change the type, of Shares that may be sold pursuant to rights granted under this Plan under Section 3.1 (other than an adjustment as provided by Article VIII); or (b) change this Plan in any manner that would be considered the adoption of a new plan within the meaning of Treasury regulation Section 1.423-2(c)(4).
9.2    Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, subject to Section 9.1 and, solely with respect to the Section 423 Component of this Plan, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change or terminate the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with this Plan.
9.3    Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of this Plan may result in unfavorable financial accounting consequences, the Administrator may, in its sole discretion and, to the extent necessary or desirable, modify or amend this Plan to reduce or eliminate such accounting consequence including, but not limited to:
(a)    altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
(b)    shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and
(c)    allocating Shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Participant.
9.4    Termination of Plan. Upon termination of this Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon. Additionally, the Administrator may, in its discretion, shorten the current Offering Period such that the Purchase Date for such Offering Period occurs prior to the termination of the Plan.
ARTICLE X.
TERM OF PLAN
This Plan shall be effective on the Effective Date, subject to approval of this Plan by the stockholders of the Company within twelve (12) months before or after the Effective Date. No rights may be granted under this Plan prior to stockholder approval of this Plan. No rights may be granted under this Plan during any period of suspension of this Plan or after termination of this Plan.
ARTICLE XI.
ADMINISTRATION
11.1    Administrator. Unless otherwise determined by the Board, the Administrator of this Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of this Plan) (such committee, the “Committee”). The Board may at any time vest in the Board any authority or duties for administration of this Plan. The Administrator may delegate administrative tasks under this Plan to the services of a brokerage firm, bank or other financial institution or Employees to assist in the administration of this Plan, including establishing and maintaining an individual securities account under this Plan for each Participant.
11.2    Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of this Plan:
(a)    To determine when and how rights to purchase Shares shall be granted and the provisions of each offering of such rights (which need not be identical);
(b)    To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company and which such designation shall specify whether the participation is in the Section 423 Component or the Non-Section 423 Component;

(c)    To impose a mandatory holding period pursuant to which Employees may not dispose of or transfer Shares purchased under this Plan for a period of time determined by the Administrator in its discretion;
(d)    To construe and interpret this Plan and any rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in this Plan or any Offering in a manner and to the extent it shall deem necessary or expedient to administer the Plan, subject to Section 423 of the Code for the Section 423 Component;
(e)    To amend, suspend or terminate this Plan as provided in Article IX; and
(f)    Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Designated Subsidiaries and to carry out the intent that the Section 423 Component of this Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.
11.3    Decisions Binding. The Administrator’s interpretation of this Plan, any rights granted pursuant to this Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to this Plan are final, binding, and conclusive on all parties.
ARTICLE XII.
MISCELLANEOUS
12.1    Restriction upon Assignment. A right granted under this Plan shall not be transferable other than by will or the Applicable Laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under this Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in this Plan, the Participant’s rights under this Plan or any rights thereunder.
12.2    Rights as a Stockholder. With respect to Shares subject to a right granted under this Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or the Participant’s nominee following exercise of the Participant’s rights under this Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.
12.3    Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under this Plan.
12.4    Designation of Beneficiary.
(a)    A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under this Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under this Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as the Participant’s beneficiary shall not be effective without the prior written consent of the Participant’s spouse.
(b)    Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
12.5    Notices. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
12.6    Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under the Section 423 Component of this Plan so that the Section 423 Component of this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of the Section 423 Component of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as other Eligible Employees participating in the Non-Section 423 Component or as Eligible Employees participating in the Section 423 Component.
12.7    Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
12.8    Reports. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.
12.9    No Employment Rights. Nothing in this Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to employment with (or to remain in the employ of) the Company or any Parent or Subsidiary thereof or affect the right of the Company or any Parent or Subsidiary thereof to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.
12.10    Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
12.11    Section 409A. The Section 423 Component of the Plan and the rights to purchase Shares granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A. Neither the Non-Section 423 Component nor any rights to purchase Shares granted pursuant to an Offering thereunder are intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any right to purchase Shares granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause a right to purchase Shares granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.
12.12    Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Section 423 Component of this Plan if such disposition or transfer is made: (a) within two (2) years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one (1) year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer. Notwithstanding the foregoing, the Company may impose any restrictions on the disposition or transfer of Shares purchased pursuant to this Plan as it deems necessary and appropriate to the administration of this Plan.
12.13    Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

12.14    Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

TALEN ENERGY™

NASDAQ: TLN | https://ir.talenenergy.com

TALEN ENERGY™

SCAN TO
VIEW MATERIALS & VOTE

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V67557-P29257

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TALEN ENERGY CORPORATION

The Board of Directors recommends you vote FOR ALL the following:

	For All	Withhold All	For All Except
1. To elect seven directors named in the proxy statement to our board of directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Stephen Schaefer
02) Mark "Mac" McFarland
03) Gizman Abbas
04) Anthony Horton
05) Karen Hyde
06) Joseph Nigro
07) Christine Benson Schwartzstein

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. To approve, on an advisory basis, the frequency of advisory vote on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
4. To approve our 2025 Employee Stock Purchase Plan.	☐	☐	☐
5. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2025.	☐	☐	☐

Note: To transact such other business as may properly come before the annual meeting of stockholders.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and 10K Wrap are available at www.proxyvote.com.

V67558-P29257

TALEN ENERGY CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
MAY 7, 2025 1:00 p.m., Central Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) John Wander, as proxy, with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) Stock of TALEN ENERGY CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/TLN2025 on May 7, 2025, at 1:00 p.m., Central Time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side